                                                                   Exhibit 10.19

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Asterisks denote omissions.

                     Master Software Development Agreement

This Master Software Development Agreement (this "Agreement") is entered into between,

on the one hand, Deutsche Borse Systems AG, Borsenplatz 7 - 11, 60313 Frankfurt am Main, Germany

                                                (hereinafter, "DBS")

and, on the other hand,


1. Deutsche Borse Aktiengesellschaft, Borsenplatz 7 - 11, 60313 Frankfurt am Main, Germany

                                                (hereinafter, "DBAG")

2.   Swiss Stock Exchange, Selnaustrasse 30, 8021 Zurich, Switzerland

                                                (hereinafter, "SWX")

3. Board of Trade of the City of Chicago, 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America


                                                (hereinafter, "CBOT")

4. Ceres Trading Limited Partnership, c/o Board of Trade of the City of Chicago, 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                                (hereinafter, "Ceres")

5. Ceres Alliance L.L.C., c/o Board of Trade of the City of Chicago, 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                                (hereinafter, "Ceres Alliance")

6.   Eurex Frankfurt AG, Borsenplatz 4, 60313 Frankfurt am Main, Germany

                                                (hereinafter, "Eurex Frankfurt")

7.   Eurex Zurich AG, Selnaustrasse 30, 8021 Zurich, Switzerland

                                                (hereinafter, "Eurex Zurich")

8.   Eurex Clearing AG, Borsenplatz 4, 60313 Frankfurt am Main, Germany
                                                h(hereinafter, "Eurex Clearing")

9. CBOT/Eurex Alliance, L.L.C., 141 West Jackson Blvd., Suite 1520, Chicago, Illinois 60604, United States of America

                                                            (hereinafter, "LLC")


                                   Preamble

A. DBAG and SWX originally developed and now hold Proprietary Rights in the Programs, known as "Eurex 2.0". The Development Parties (DBAG, SWX, CBOT and Ceres)entered into a Software License Agreement dated 1 October 1999 (the "Software License Agreement") that governs their respective rights to the Programs.

B. DBAG and SWX further developed the Programs during the period up to 1 October 1999, resulting in the Release 3.0 Modifications, which include versions 3.0 and 3.1 ("Eurex 3.0" and "Eurex 3.1"). The Software License Agreement sets forth the Development Parties' respective rights to the Release 3.0 Modifications.

C. DBAG and SWX entrusted DBS with the maintenance and further development of the Programs under two separate Consulting and Support Agreements (Beratungs- und Unterstutzungsvertrage) dated 25 March 1999 (the "Consulting Agreements").

D. DBAG, SWX, Eurex Zurich, Eurex Frankfurt, Eurex Deutschland, CBOT, Ceres and Ceres Alliance entered into an Alliance Agreement dated 1 October 1999 (the "Alliance Agreement") in order to coordinate their efforts in establishing, operating and maintaining the System as a common technological platform. For purposes of the Alliance Agreement, LLC will act as the "Future Development Entity" under this Agreement.

E. Without the participation of the CBOT Group, DBS commenced development of version 4.0 of the Eurex Software ("Eurex 4.0") on the basis of the Consulting Agreements and, at the end of January 2000, DBS finalized the software build for Eurex 4.0, which will be the basis for the development of a new version of the Eurex Software ("JV Release 1.0") under this Agreement. The Development Parties' respective rights to Eurex 4.0 are described in the Software License Agreement and the Alliance Agreement. On 20 January 2000, DBS, Ceres and LLC entered into an Interim Agreement (the "Interim Agreement") covering development work on the Eurex Software and the implementation, operation and maintenance of the System with regard to the CBOT Group until this Agreement and the Systems Operations Agreement are executed.

F. DBAG and SWX, acting through their joint subsidiary Eurex Zurich and Eurex Zurich's wholly owned subsidiaries Eurex Frankfurt and Eurex Clearing (Eurex Zurich, Eurex Frankfurt and Eurex Clearing referred to jointly as the "Eurex Entities"), entered into Service Agreements (Dienstleistungsvertrage) with DBS on 25 March 1999 (the "Service Agreements") under which

         DBS currently operates and maintains the System for Eurex Zurich and for Eurex Deutschland, the German futures and options exchange in Frankfurt am Main (run by Eurex Frankfurt). Eurex Deutschland, Borsenplatz 7 - 11, 60313 Frankfurt am Main, Germany, is a public law entity existing under German law.

G. The Development Parties wish to establish JV Release 1.0 for the CBOT Group and Eurex 4.1 for the Eurex Exchanges as well as future versions of the Eurex Software as part of the common technological platform to operate the Exchanges as two separate derivatives markets and to operate other exchanges pursuant to the Alliance Agreement. The Development Parties' respective rights to JV Release 1.0 and Eurex 4.1 are described in the Software License Agreement and the Alliance Agreement.

H. The parties to this Agreement are executing this Agreement, under which DBS will develop and maintain the Eurex Software for LLC on behalf of the Development Parties and are also executing a "Systems Operations Agreement" under which DBS will implement, operate and maintain the System for LLC and the Eurex Entities on behalf of the Exchanges and the LLC Group.

                                     (S) 1
         Definitions, Priorities in the Contractual Relationships, Cooperation and Fairnes

1.1 Definitions. Terms used in this Agreement with initial capital letters (other than proper nouns) have the meanings set forth in the glossary of defined terms attached as Schedule 1.1.

1.2 Scope. This Agreement governs the relationship between DBS, on the one hand, and the LLC Group and its members, on the other hand, with regard to the development and maintenance of the Eurex Software and any other software development work even if such other software development work has been initiated under the Systems Operations Agreement. The installation and implementation of the Eurex Software in the production environment and the operation, maintenance and development of the System will be governed by the Systems Operations Agreement. The parties will, however, coordinate the activities under this Agreement and the Systems Operations Agreement.

1.3 Order of Precedence. The Alliance Agreement, the Software License Agreement, the corporate governance documents and the shareholder agreements between or among two or more members of the LLC Group have priority over the terms of this Agreement with regard to their rights and obligations under such agreements, and the provisions in this Agreement are not to be considered for purposes of interpretation of those documents and agreements. The various agreements among the members of each of the Eurex Group and the CBOT Group control the relationships of the members within each group, and the provisions in this Agreement are not to be considered for purposes of interpretation of those agreements. Nothing in this Agreement will override or modify the terms of, or waive any rights under, any of such other existing agreements between the Eurex Group and the CBOT Group. However, this Agreement supersedes the

         Interim Agreement, and payments made under the Interim Agreement will be credited against payments due under this Agreement.

1.4 Suspension. This Agreement suspends the Service Agreements and the Consulting Agreements with regard to the rights and obligations of DBS vis-a-vis each member of the Eurex Group effective on the first day of the calendar month in which this Agreement is signed and so long as this Agreement is in effect with respect to all members of the Eurex Group; provided, that all change requests which have not yet been completed (as such change requests are identified in Schedule 1.4) and all schedules under such Service Agreements and Consulting Agreements are hereby incorporated into this Agreement. DBS will provide copies of all such change requests to each member of the LLC Group within thirty days of execution of this Agreement. As soon as this Agreement terminates with respect to a member of the Eurex Group, the Service Agreements and the Consulting Agreements will, however, remain in effect with respect to such member of the Eurex Group and will replace this Agreement with regard to DBS's rights and obligations vis-a-vis such member of the Eurex Group, unless and until a follow-up agreement pursuant to Clause 18.3 becomes effective.

1.5 Cooperation. The parties hereby agree to cooperate closely and in a fair manner. The parties agree that, upon execution of this Agreement, questions, in particular those that may arise out of future business and organizational developments of the members of the LLC Group or that may be the result of other circumstances material to the relationship among the parties, may not be entirely anticipated in this Agreement from a factual and legal point of view and thus cannot be provided for in this Agreement. If any such questions arise with regard to this Agreement, then the parties will undertake to renegotiate the term or terms in question in order to reach a reasonable agreement reflecting their mutual interests. The parties will use their commercially reasonable best efforts to assure the successful development and maintenance of the Eurex Software ready for the operation of the Exchanges as separate derivatives markets with equal access to the resources provided for under this Agreement; such equality of access will have absolute priority.

1.6 Fairness. The parties acknowledge that DBS is a wholly-owned subsidiary of DBAG and that DBAG and DBS are parties to a Profit and Loss Sharing Agreement (Ergebnisabfuehrungsvertrag). The terms and conditions of this Agreement including, without limitation, the DBS Catalogue of Prices, will be no less favorable to the members of the LLC Group than the terms and conditions (from DBAG's perspective) of any agreement pursuant to which DBS develops, maintains or operates any similar software program or computer network, directly or indirectly, in part or in total, for DBAG including its Affiliates. DBS represents that the DBS Catalogue of Prices corresponds and will, when adjusted pursuant to Clause 9.2, continue to correspond to general, competitive market rates and will not unduly favor DBS as a subsidiary of DBAG.

1.7 Resource Allocation. The parties anticipate that there will be numerous Change Requests submitted to DBS during the course of this Agreement which may place considerable demands on

         DBS's resources. The Change Requests may also require considerable resources from the other parties. DBS will treat the LLC Group at least as favorably as any of its other customers when allocating resources to new Sub-Projects. In order to enable DBS and the other parties to allocate resources in a timely manner, the LLC, together with DBS, will review anticipated needs for a subsequent calendar year during the period from 1 September to 31 October of the current year, and the parties will review the allocations again during June of the subsequent year for the rest of the year.

1.8 Subcontracting Agreement. To the extent that DBS acquires or has claims to greater rights from Andersen Consulting related to the development of JV Release 1.0 under DBS' subcontracting agreement with Andersen Consulting than any member of the LLC Group has against DBS under this Agreement, DBS will pass through and assign those rights and claims to such member of the LLC Group (or if non-assignable, DBS will exercise such rights as instructed by and for the benefit of such member of the LLC Group). Unless the Development Parties agree otherwise, the Development Parties will apportion those rights and claims to rights among themselves in accordance with the Alliance Agreement and Software License Agreement.

1.9 Agreements concerning Restricted Products. DBS will not enter into any separate agreements with any of the other parties to this Agreement about the development, implementation, operation or maintenance of the System involving another party`s Restricted Products without the agreement of such party. Notice of other such matters, proposals or agreements will be provided to the LLC for a thirty day review period, but nothing in this Agreement will restrict any party from moving forward from entering into such other agreements with DBS. Such notice shall be kept confidential by the members of the LLC Group.

                                     (S) 2
                       Engagement and Project Structure

2.1 Engagement. On behalf of the Development Parties, LLC hereby engages DBS as general contractor to develop and maintain JV Release 1.0 and any further versions of the Eurex Software as part of the System. The development and maintenance of JV Release 1.0 and any further versions of the Eurex Software or other applications requested by LLC or a Development Party constitutes the "Project". The Project can be divided into various "Sub-Projects" (i.e., the current Sub-Projects under Clause 2.2 and future Change Requests under Clause 2.5).

2.2 Research and Development. The Project will initially consist of the following Sub-Projects:

         2.2.1 Initial Software Research and Development in which DBS will develop JV Release 1.0 on the basis of Eurex 4.0 as set forth in Schedule 2.2.1. This Schedule 2.2.1 contains the payment schedule for Ceres and the specifications for JV Release 1.0. The specifications for JV Release 1.0 include, without limitation, the specifications for the transition from Eurex
                  3.1 through Eurex 4.0 to JV Release 1.0, the Fine Specifications for

                  Eurex 4.0, which are contained on a CD ROM in the Schedule, and the Release Notes, which describe the difference between Eurex 4.0 and JV Release 1.0. DBS will make JV Release 1.0 available to the Development Parties in the Test Environment for testing by 16 June 2000, and DBS will commence installation of the Signed Off JV Release 1.0 in the Production Environment by 10 July 2000 for simulation. Acceptance of JV Release 1.0 is scheduled for 4 August 2000, and the System is scheduled to be ready for commencement of production on 25 August 2000 under the Systems Operations Agreement. LLC, Ceres and DBS will agree on the actual commencement date for production. In the event that DBS fails to comply with the dates set forth above, DBS will grant Performance Credits to Ceres in accordance with the chart on
                  Schedule 2.2.1a. If the CBOT Group exercises its right to terminate for convenience under Clause 18.2, the fixed payments in lieu of payments underss. 649 German Civil Code are set forth in Schedule 2.2.1b.

         2.2.2    Application Maintenance in which DBS will maintain JV Release
                  1.0 as set forth in Schedule 2.2.2. The maintenance of JV Release 1.0 will be ancillary to the development of JV Release
                  1.0. Unless otherwise instructed by LLC, DBS will provide Application Maintenance under this Agreement for the Development Parties on JV Release 1.0 until LLC's implementation of future versions of the Eurex Software. LLC may require DBS to provide Application Maintenance on future versions of the Eurex Software for the Development Parties by providing DBS with written notice of its desire for DBS to provide such Application Maintenance. LLC and DBS will then negotiate in good faith the terms and conditions of such Application Maintenance, which terms and conditions will be set forth in a Change Request.

         The scope of work for all Sub-Projects is defined in Schedules 2.2.1,
         2.2.2 and any Change Requests (see, Clause 2.5), and may be refined in appropriate document Deliverables once such Deliverables have been Signed Off (see, Section 8). The scheduling of work for each Sub-Project (e.g., milestones, completion dates and Performance Credits) will be set forth in the corresponding Schedule or Change Request.

2.3 Priority. Additional work can be identified during the course of the Project. The terms and conditions for all work are set forth in Schedules 2.2.1 and 2.2.2 and the Change Requests. If any provision in Schedules 2.2.1 and 2.2.2 expressly states that it has priority over the terms of this Agreement, or if any provision in a Change Request expressly contradicts a provision in this Agreement, the provision in the Schedule or the relevant Change Request will have priority over the relevant terms of this Agreement. If a provision in Schedule 2.2.1 or
         2.2.2 or a Change Request contradicts a provision in a Change Request, the most recent provision will have priority.

2.4 Deliverables, Services, Tasks. Schedules 2.2.1 and 2.2.2 and each Change Request must describe the specific work results ("Deliverables") to be produced under the Schedule or Change Request. A Deliverable must include, if appropriate, functional and technical specifications

         ("Detailed Definition") for itself or for other Deliverables. Schedules and Change Requests relating to ongoing services ("Services") will describe the service in detail and the standards for determining the quality of service. Schedules and Change Requests, and documents prepared pursuant to Schedules and Change Requests, will assign specific work ("Tasks") to the parties and establish time frames in which the Tasks are to be completed; Tasks will also constitute Deliverables to the extent that the Task requires the production of a specific work product and not just an ongoing service. Schedules and Change Requests can also establish the price for the Tasks, together with a payment schedule and may include a schedule of resources to be devoted to the work, including the number of man days each party will provide, the equipment and the premises where the work will be carried out.

2.5 Change Request. LLC or DBS can request a change in the scope of work or any other part of the Project at any time ("Change Request"). A Change Request will be in writing and will follow a format which DBS and LLC will agree without undue delay. A Change Request must contain sufficient information to enable the addressee to reasonably evaluate the Change Request including particularly:

         . description of the change (including specifications, test procedures, date of completion, etc.),

         .     reasons for the change,

         . additional resources required to implement the change (including any proposed subcontractors other than Freelancers),

         .     impact on time frame for completion of affected Deliverables,

         . impact on service levels, particularly with regard to the service levels established under the Systems Operations Agreement,

         . cost impact of the change and allocation of responsibility for increased costs or benefits from reduced costs; if appropriate, the Change Request will contain either a time and materials price scheme or a fixed price for the additional work together with a payment schedule.

         If the party submitting a Change Request cannot reasonably provide sufficient information under the above categories using the party's own resources, the submitting party can require the other party to assist in providing the missing information without undue delay. If a Change Request initiated by LLC requires DBS to expend more than one man day in order to complete the information, DBS can charge for its work on a "time and materials" basis if DBS has informed LLC in advance that it intends to charge for such efforts. DBS will not charge if one man day or less is required to complete the information.

         A Change Request will become binding when it has been signed by both LLC and DBS. LLC and DBS will evaluate Change Requests without undue delay. No party is under an obligation to perform work under a Change Request prior to its having been signed; the costs for performing any such work prior to signing will be borne by the party performing the work.

         LLC can require DBS to accept a Change Request if (i) the Change Request is related to JV Release 1.0 or subsequent versions of the Eurex Software, and (ii) LLC has agreed to compensate DBS for the work under the Change Request in accordance with the then-applicable DBS Catalogue of Prices (see, Clause 9.2). DBS cannot require LLC to accept a Change Request.

         A Development Party submitting an instruction under Clause 3.2.1 or
         3.2.2 must comply with the Change Request procedure. The Change Request will become binding when it has been signed by one or more authorized officers of the Development Party without the LLC Program Managers having to sign it. Such a Change Request cannot be to the detriment of another party which does not sign the Change Request. In the case of a Change Request which is to detriment of a party, all affected parties (including DBS) will use their commercially reasonable best efforts to achieve a work around. The other provisions governing Change Requests and the pertinent provisions of this Agreement apply, mutatis mutandis.

         DBS will treat Change Requests and instructions proposed by the CBOT Group no less favorably than DBS treats those submitted by the LLC or the Eurex Entities, respectively.

2.6 Third Party Bids. In spite of the appointment of DBS as general contractor, LLC can also solicit bids from third parties for any Modifications not covered by Schedules 2.2.1 and 2.2.2, subject to the following:


         2.6.1 LLC will also invite DBS as a preferred provider to bid on any future development of Modifications and will provide DBS with the same information it provides to other parties who are asked to bid. LLC will treat DBS at least as favorably as other bidders for the work.

         2.6.2 DBS will always be involved through the Change Request procedure in both pre-acceptance testing of any Modifications developed by a third party and subsequent testing. As part of the Test Procedures, LLC will provide DBS copies of the source code and documentation for any Modifications developed by a third party to the extent that LLC has access to the source code and documentation.

         2.6.3 DBS is not required to put any Modifications developed by a third party into production until the tests have demonstrated that such Modifications do not have a detrimental impact on Service Levels established under the Systems Operations Agreement.

         2.6.4 DBS will not unreasonably object to or delay acceptance of Modifications developed by a third party or unreasonably refuse to put, or delay putting, them into production.

         2.6.5 DBS will provide reasonable cooperation and assistance to LLC and third party bidders (on a time and materials basis charged to LLC) in connection with soliciting bids for Modifications not covered by Schedules 2.2.1 and 2.2.2.

                                     (S) 3
                          Participants in the Project

3.1 Supervision. DBS will organize and supervise the Project and the performance by each party of its obligations under Schedules 2.2.1 and
         2.2.2 and the Change Requests. DBS will bear the overall responsibility for completion of work within the scheduled time frames and within agreed budgets for manpower and expense. DBS will, therefore, be responsible for the management of the Project including the coordination and direction of the various participants' efforts.

3.2 Instructions. The Project requires extensive cooperation by all parties. LLC will be responsible for ensuring and coordinating the contributions of the members of the LLC Group. Only LLC has authority to issue instructions to DBS. If another party issues an instruction to DBS, the instruction is invalid until LLC confirms the instruction. The only exceptions to the preceding two sentences are as follows:

         3.2.1 If one of the Development Parties issues a written instruction to DBS which states that immediate compliance with the instruction is required by a regulatory agency having authority over an Exchange, DBS must immediately (i) commence work in accordance with the instruction, and (ii) forward a copy of the instruction to LLC. The instructing Development Party will pay DBS for work under such an instruction on a time and materials basis (see, Clause 9.2). If DBS reasonably believes that implementation of the Development Party's instruction is contrary to other work under the Project or would materially impair DBS's ability to complete the Project by the scheduled date, DBS will notify the instructing Development Party and LLC accordingly, and DBS will not be required to implement the instruction until LLC has confirmed the instruction.

         3.2.2 If one of the Development Parties requests (using the Change Request form) a Modification to the Eurex Software (other than under Clause 3.2.1), DBS will immediately ask LLC to confirm the request. If LLC does not confirm the request within one week, the Development Party which made the request can instruct DBS to implement the Modification at that Development Party's expense, even if LLC has rejected the request. If DBS reasonably believes that implementation of the instruction is contrary to other work under the Project, DBS will notify the instructing Development Party and LLC accordingly, and DBS will not be required to implement the instruction until LLC has confirmed the instruction.

         3.2.3 Clause 3.2.1 also applies to instructions from the Eurex Group with regard to clearing functionality so long as CBOT (or one of its Affiliates or CBOT's clearing house) is not using this functionality. Afterwards, instructions from a Development Party concerning clearing will fall under Clauses 3.2.1 (with respect to requirements of a regulatory agency) or 3.2.2.

3.3 Delays. Reference to obligations of LLC also includes all Tasks to be performed by the members of the LLC Group. DBS will not be responsible for delays in the completion of the Projects or for budget overruns which are caused by acts or omissions by a member of the LLC Group. DBS must notify LLC of the specific risk that the delay or budget overrun will occur, and the relevant member of the LLC Group must be given the opportunity to perform the relevant Task without undue delay.

3.4 LLC Participation. LLC will provide the resources identified in Schedules 2.2.1 and 2.2.2 and the Change Requests and perform such other Tasks as may be set forth in the Schedules 2.2.1 or 2.2.2, respectively, and the Change Requests. LLC can participate in the Project, and LLC will provide DBS with all reasonable cooperation and assistance in the Project, in each case, including:

         3.4.1 LLC will make all decisions reasonably requested of it by DBS in a timely manner; such decisions will be made at the latest within one week of receipt of a written request from DBS for the decision; this one week period does not commence to run if LLC still requires reasonable information from DBS before making the decision. The one week period will be extended by a reasonable amount of time if circumstances require this.

         3.4.2 LLC will provide in a timely manner all information which DBS reasonably requests.

         3.4.3 As DBS may reasonably request assistance, LLC will make employees of the applicable members of the LLC Group (or their Freelancers and subcontractors) available at locations where work on the Project is being conducted in order to provide such assistance in a timely manner.

         3.4.4 The members of the LLC Group may assign additional personnel (including employees and Freelancers) to participate in the Project for the purpose of acquiring know-how about the System upon submitting a written Change Request to DBS specifying the following information:

                  - the identity and current employment status of the personnel,

                  - where and why the personnel should participate in the
                    Project,

                  - the duration of the participation,

                  - to the extent reasonably possible, what type of know-how the personnel should acquire.

                  The members of the LLC Group may also assign subcontractors' employees upon receiving the prior written consent of DBS, which will not be unreasonably refused or delayed. Reasonable grounds include

                  (i) the participation of such subcontractor employees would materially interfere in DBS's performance of its obligations under the Project, or

                  (ii) the participation of such subcontractor employees would result in a material risk that highly sensitive DBS know-how would become available to potential DBS competitors.

                  DBS can charge for accommodating such personnel (including compensation for office space and other facilities provided to such personnel) on a time and materials basis.

         3.4.5 LLC will provide appropriately equipped facilities designated by the Program Managers, particularly in the United States of America (the "Facilities"), for carrying out the Project within the scheduled time frame at the reasonable request of DBS. The appropriate equipment in the Facilities does not include components of the System which are being provided by DBS.

         3.4.6 LLC will provide DBS and its subcontractors with access to the Facilities 24 hours per day on every day of the year (including weekends and holidays) except to the extent that security requirements make such access unreasonable.

         3.4.7 DBS will provide reasonable assistance (including consulting and access to the Development Environment and the Network) to the members of the LLC Group and their employees and subcontractors so that they can perform their Tasks and other work relating to the Eurex Software (including Modifications to be developed by third parties).

3.5 Program / Project Managers. DBS will appoint one Program Manager. LLC will appoint two Program Managers, one representing the CBOT Group and the other representing the Eurex Group. The Program Managers are entitled to make all decisions and issue all declarations on behalf of their principals with regard to any aspect of the Project. LLC's Program Managers can only act jointly unless specifically provided otherwise in this Agreement (e.g., Clauses 7.3 and 9.1). Each party will also appoint substitute Program Managers who can exercise the authority of the Program Managers in their absence. LLC and DBS do not have any responsibility for monitoring whether the other side's Program Manager(s) have actually complied with the internal approval procedures. One side's Program Manager(s) can delegate authority for a specific matter or for categories of matters to another person by informing the other side's Program Manager(s) in writing; the delegation of authority can only be cancelled by written notification to the other Program Managers.

         Each party will appoint a "Project Manager" and, if appropriate, a substitute for each Sub-Project. The Program Managers and their substitutes can also act as Project Managers. A person can be appointed as a Project Manager for more than one Sub-Project. The Project Managers coordinate the daily work on the corresponding Project, but the Project Managers are not authorized to issue legally binding declarations on behalf of their principals. The names of the current Program Managers, their substitutes and the Project Managers and their substitutes, if any, are set forth in Schedule 3.5.

3.6 Steering Committee. As soon as practicable after the execution date of this Agreement, the parties will establish a "Steering Committee" which is at the same time "Steering Committee" of the Systems Operations Agreement and which will have the following functions:

         . monitor the progress of the Project and each Sub-Project and the coordination with activities under this Agreement and the Systems Operations Agreement,

         .     review the timetables, work plans and staffing for each Sub-
               Project,

         .     review the scope of work in each Sub-Project,

         .     review Change Requests,

         .     review Project Problems.

         The Steering Committee will be structured as follows:

         3.6.1 The Program Managers will be members of the Steering Committee. The Steering Committee will also include such other individuals as DBS and LLC may appoint in their own reasonable discretion so long as the total number of members does not exceed 9; at least one third of the members in the Steering Committee will be appointed by DBS. LLC will appoint the other members. The parties anticipate that the composition of the Steering Committee will be virtually identical with the composition of the Steering Committee under the Systems Operations Agreement, although this is not required.

         3.6.2 The composition of the Steering Committee on the execution date of this Agreement is set forth in Schedule 3.6.2. Each party may change its representatives in the Steering Committee upon two week's written notice to the other party; provided, however, that the Program Managers will always be members of the Steering Committee.

         3.6.3 The Steering Committee will meet (including by telephone or video conference) whenever a meeting is called by a Program Manager. Otherwise, the Steering Committee is completely free in how it organizes its activities.

         3.6.4 The Steering Committee is only intended to promote the flow of information between the parties. Thus, no issues will be decided by a vote and the Steering Committee will not have any authority to issue legally binding declarations on behalf of any of the parties. Each party remains free to make its own decisions on issues arising under the Project.

3.7 Escalation Committee. The parties will establish an "Escalation Committee" which will consist of CBOT's Chairman and Chief Executive Officer, the Chief Executive Officer of DBAG's Management Board (Vorsitzender des Vorstands), the Chairman of SWX and the Chief Executive Officer of DBS's Management Board. The purpose of the Escalation Committee is to discuss Project Problems which are not resolved after being referred to the Steering Committee (see, Clause 7.4).

3.8 Subcontractors. Each party may engage third parties as subcontractors in connection with this Agreement. Subject to Clause 2.6, DBS and LLC must obtain the prior written consent of the other party prior to engaging a subcontractor if the annual remuneration to the subcontractor is anticipated to exceed EURO 500,000, which consent will not be unreasonably withheld. DBS or LLC, as the case may be, must obtain the other's written approval prior to engaging any subcontractor that may use or have access to, or allowing any previously engaged subcontractor to use or have access to, personal or private data of any person. A subcontractor who is a natural person is a "Freelancer". Each party will be liable for the performance of its subcontractors under ss. 278 German Civil Code. Each party must especially make sure that its subcontractors comply with all provisions of the Agreement relating to confidentiality and intellectual property rights (e.g., Sections 13, 14 and 15), and each party must require each of its subcontractors to execute appropriate non-disclosure agreements consistent with the requirements of Section 15. DBS will use commercially reasonable efforts when hiring subcontractors to use local resources. DBS will also use commercially reasonable efforts to include provisions in contracts with subcontractors which will permit DBS to assign the subcontracts to members of the LLC Group or third parties who provide services to them after termination of this Agreement.

                                     (S) 4
                        Legal and Regulatory Environment

4.1 Compliance. DBS will build the Eurex Software so that it complies with legal and regulatory requirements (including the technical basis for each of the Exchanges to comply with the IOSCO Principles for the Oversight of Screen Based Trading Systems for Derivative Products to the extent that specific IOSCO Principles relate to functionality included in the Eurex Software) for the operation of the Exchanges in effect on the execution date of this Agreement. LLC is responsible for informing DBS about these requirements and their impact on the functionality of the Eurex Software.

4.2 Other Standards. LLC can require that the Project comply with other standards at any time during the Project by initiating the Change Request procedure.

4.3 Monitoring. LLC will monitor all changes in the legal and regulatory requirements and standards set forth in the preceding Clauses 4.1 and
         4.2. LLC will inform DBS without undue delay about any changes needed in the Eurex Software in order to comply with changes in such requirements and standards, and DBS will implement such changes without undue delay. The relevant Development Parties will bear the costs of any changes in the Project resulting from changes in the applicable legal and regulatory requirements and the standards designated by LLC that occur after the execution date of this Agreement.

4.4 Regulatory Audits. DBS will grant reasonable access to its facilities, records and personnel to regulatory authorities for the purpose of auditing the Exchanges.


                                     (S) 5
                  Development Tools and Environment, Equipment

5.1 Tools. DBS will use various tools and methodology ("Tools") during the Project. DBS may modify the Tools or add and delete individual Tools in its free discretion at any time; provided, however, that no modification, addition or deletion will relieve DBS from any of its obligations hereunder or adversely affect the performance of the System. DBS represents that the development, use, operation and maintenance of any Deliverable which it supplies will not require the use of any Tool except to the extent expressly set forth in the respective Detailed Definitions. DBS will obtain the prior written consent of LLC prior to using any material Tool in the Project such as third party Tools or Tools which are commercialized by DBS ("Material Tool").

5.2 Use. DBS grants to the Ownership Parties a perpetual, irrevocable, world-wide, non-exclusive license (with the right to sublicense in connection with a sublicense of any part of the System) to use Tools which are reasonably necessary for the development, implementation, maintenance or use of the System even after termination of this Agreement. This license includes the right to sublicense for the purpose of developing, implementing, maintaining and using the System. If there are any Tools that are used for operation of the System, the Ownership Parties will have rights to such Tools under the Systems Operations Agreement. The license for currently used Tools is royalty free. Compensation for future Tools can be agreed. If DBS creates a Tool outside of the scope of this Agreement after this Agreement is signed, the use of such a Tool and the compensation for the license to the Tool (based on a reasonable contribution to the costs DBS incurs in developing the Tool) must be set forth in the corresponding Change Request. The Ownership Parties have the right to approve the proposed use of any Tool by executing such Change Request. If use of a Tool requires the consent of a third party from whom DBS has obtained the Tool, at the request of any member of the LLC Group, DBS will use its best efforts to obtain the consent at favorable conditions, and the relevant member of the LLC Group will bear any additional costs for obtaining the right to use the Tool (e.g., additional license fees to the third party).

5.3 Reliance. The LLC Group is relying on DBS's technical expertise to select and use Tools that are appropriate and sufficient for the completion of the Project. DBS grants no other warranty with regard to Tools. LLC, its subcontractors and the other parties to this Agreement will be given the opportunity to examine Tools prior to using them and will acquire the use of Tools "as is" unless a third party has provided a greater warranty, in which case the warranty will be assigned to LLC or, if not assignable, DBS will exercise any warranty rights against the third party for the account of LLC.

5.4 Location. DBS will perform most of the development work for the System in its own facilities in Frankfurt am Main, and DBS will own the development environment in Frankfurt am Main.

5.5 Advice. To the extent a member of the LLC Group purchases its own equipment (including hardware, software, telecommunications materials, and anything else relating to the System), DBS will recommend appropriate equipment to LLC based on a Change Request and based on information received from LLC and information developed during the course of the Project. DBS will make its recommendations based on its reasonable assessment of the Project's requirements. DBS assumes no liability, however, for any defect in the equipment purchased. All responsibility for purchasing the equipment and the risks associated with any defect in such equipment will be borne by the purchaser. Each member of the LLC Group is relying on DBS's technical expertise in recommending equipment that is appropriate for such member's use of the equipment in connection with the System.

5.6 Commissions. When making a recommendation about equipment which LLC or one of the other parties should purchase, DBS will disclose to LLC or the relevant other parties any commissions to which DBS might be entitled from a third party supplier of the equipment for having made the recommendation. DBS will pass the benefit of such commissions actually received from a supplier to the purchaser. The amount of the benefit in EURO will be calculated without interest and, if applicable, converted to EURO at the reference exchange rate of the foreign currency, quoted by the European Central Bank, in which the commission is received on the first business day in Frankfurt/Main following receipt of the commission; if the European Central Bank does not set a reference exchange rate for the foreign currency, the applicable exchange rate will be the rate for the purchase of EURO quoted by the Deutsche Bank AG, Frankfurt am Main.

                                     (S) 6
                                     Scope

6.1      Scope. The scope of work in the Project will be defined in Schedules
         2.2.1 and 2.2.2 and the Change Requests, as refined in appropriate document Deliverables once such Deliverables have been Signed Off (see, Section 8). The LLC Group is relying on DBS's technical expertise to define the scope of the Project and each Sub-Project based on the functionality requested by the LLC Group. DBS is responsible for any decisions it makes concerning the technology built into the System.

6.2 Alternative Solutions. The parties recognize that there may be various solutions to a specific aspect of the Project (including the technology built into the System). DBS will propose solutions which it reasonably believes will best meet the needs of the LLC Group while complying with the defined scope of work. If LLC rejects a proposed solution that meets all of the requirements of this Agreement in favor of an alternative, DBS will inform LLC in writing within two weeks of receipt of the alternative proposal about any anticipated increased costs or delay and, if appropriate, additional resources which are required, as well as all anticipated problems with the solution selected by LLC such as impact on service levels. If the parties cannot reach agreement either at the operational level or after discussing the matter in the Steering Committee, LLC can insist on its alternative solution. In this event, DBS will be obliged to perform the work on the alternative solution once a corresponding Change Request, in which LLC agrees to compensate DBS for such work in accordance with the then-applicable DBS Catalogue of Prices (see, Clause 9.2), has been signed by LLC. The obligation of DBS to perform work under such a Change Request is subject to the condition precedent that DBS has reasonable access to the additional resources set forth in the notice submitted to LLC under sentence 3. Notwithstanding LLC's insistence on its alternative solution, DBS remains responsible pursuant to Clause 3.1 for the successful completion of work under this Agreement.

                                     (S) 7
                                Project Problems

7.1 Notification. LLC and DBS can notify each other at any time in writing about a "Project Problem". A Project Problem is (i) an alleged failure of a party to perform its obligations, (ii) a disagreement about whether requested work or material is within the scope of the Project, or (iii) any circumstance, whether or not within the control of the parties, which adversely affects performance under this Agreement within the agreed time and budget.

7.2 Timeliness. LLC and DBS will inform each other about a Project Problem without undue delay after becoming aware of it. If documentary evidence clearly shows that a party was aware of a Project Problem or should have been aware of the Project Problem exercising a highly professional standard of care, and the party failed to inform the other party within two weeks of becoming aware or when it should have become aware, the party who raises the Project Problem cannot assert any claims or other rights against the other party resulting from the Project Problem prior to notification, but the party raising the Project Problem can require the other party to correct the Project Problem without undue delay.

7.3 Content. LLC and DBS must notify each other of a Project Problem in a written "Problem Report" which at a minimum contains sufficient information (to the extent reasonably available to the notifying party) under the following headings to reasonably evaluate the Project
         Problem:

         . description of the Project Problem including a designation of those parts of the Project affected by the Project Problem,

         .     estimated impact on timing and costs,

         .     proposal for corrective action,

         .     description of the resources needed for the corrective action,

         . proposal for allocation of costs resulting from the Project Problem and the corrective measures.

         A Problem Report only needs to be signed by one Program Manager of the party submitting the Problem Report. If a Project Problem relates only to an instruction which a Development Party has issued under Clause 3.2, the Development Party itself can sign a Problem Report.

7.4 Resolution. If the Program Managers cannot resolve a Project Problem within two weeks after a Problem Report has been submitted, either LLC or DBS (or a Development Party in the case of a Project Problem relating only to an instruction under Clause 3.2) can refer the Project Problem to the Steering Committee for further discussion and resolution; the Steering Committee cannot impose a resolution of a Project Problem on a party without the approval of the party's representative(s) in the Steering Committee. If this does not result in a resolution of the Project Problem within two weeks of such referral, any Program Manager can refer the Project Problem to the Escalation Committee (see, Clause 3.7 above); the Escalation Committee cannot impose a resolution of a Project Problem on a party without the party's consent. If any Program Manager notifies the others in writing that the Project Problem is urgent, the two week period for referral to the Steering Committee or the Escalation Committee will not apply; i.e., the Project Problem can be referred immediately.

7.5 Continued Performance. Pending resolution of a Project Problem (including through arbitration) involving an allegation of improper performance on the part of DBS, LLC and any other party obliged to make payments to DBS under a Schedule or a Change Request must continue to make payments on DBS's invoices equal to (i) the amounts owed for work not materially affected by the alleged improper performance, and (ii) 75% of the other invoiced amounts. DBS cannot suspend performance, pending resolution of a Project Problem. However, if LLC or any other party fails to comply with their obligation under the first sentence of this Clause, DBS can suspend its performance subject to the following:

         a. If a Development Party has suspended payment only under a Change Request agreed with regard to an instruction the Development Party issued under Clause 3.2, DBS can only suspend performance of its work under that Change Request.

         b. If a Development Party has suspended payment of its portion of a Sub-Project Price, DBS will notify LLC. If the suspended payment is in excess of what the Development Party is permitted to suspend under the first sentence of this Clause 7.5, DBS can suspend its performance under the Sub-Project unless the other Development Parties pay the excess suspended amounts owed by the first Development Party within two weeks after the LLC has received the notice under the preceding sentence.

         For so long as DBS is an Affiliate of DBAG, the above right of DBS to suspend performance if payment is suspended does not exist if DBAG is the Development Party which suspended payment. Under no circumstances will DBS suspend performance except as permitted under this Clause 7.5.

7.6 Record. If the parties resolve a Project Problem without arbitration, the parties will record the resolution in writing.

7.7 Unilateral Action. DBS will maintain a critical path schedule which reasonably defines critical components which, if delayed, will have a significant impact on the time for completion of any significant Deliverable. Schedule 2.2.1 and Clause 2.2.1 contain the critical path schedule governing the development and implementation of JV Release
         1.0. The parties recognize, however, that the schedule may not be all inclusive. In the event of an actual delay or a delay in complying with the critical path schedule which DBS should reasonably anticipate, DBS must inform LLC in reasonable detail about such problems and the corrective procedures (including the time needed for correction) without undue delay using the Project Problem report procedure. In an emergency situation, DBS can take unilateral action to mitigate the emergency and inform LLC without undue delay afterwards.

7.8 No Waiver. Compliance with the Project Problem procedure does not waive any substantive rights or remedies under this Agreement.

                                     (S) 8
                                 Quality Control

8.1 Deliverables Sign-Off. LLC and DBS will submit Deliverables to the other party for "Sign-Off" using a Sign-Off Form (the format of which DBS and LLC will agree without undue delay). Sign-Off on a Deliverable or Sub-Project does not constitute acceptance or part acceptance of such Deliverable or Sub-Project. The party receiving a Deliverable will sign and return the Sign-Off Form or a Deficiency Report (in a form which DBS and LLC will agree without undue delay). LLC will examine the Deliverables for any discrepancies between the required functionality and other characteristics of the Deliverable required by this Agreement and the actual functionality and other characteristics of the Deliverable as submitted ("Deviations"). LLC is under no obligation to examine the technical solutions contained in the Deliverables. The Deficiency Report will contain a detailed description of any Deviations. A Deficiency Report requires the signature of only one of the LLC's Program Managers; an LLC Sign-Off requires the signatures of both Program Managers. The party responsible for the Deliverable will correct the Deviations without undue delay and resubmit the Deliverable. Subject to Clause 8.2, this process will be repeated until all Deviations have been corrected. Failure to submit the Sign-Off Form or a Deficiency Report within two weeks of receipt of the Deliverable will constitute Sign-Off.

8.2 Repeat Attempts. If DBS fails to correct a Deviation listed in a Deficiency Report (provided pursuant to Clause 8.1 or 8.4) on the first try, DBS will not be entitled to charge for further work required to correct the Deviation. Notwithstanding the foregoing, DBS will not charge any additional fee for any work required to correct a Deviation in a Deliverable to the extent that the Development Parties are paying a fixed fee for such Deliverable. Should DBS fail to cure a Deviation within a reasonable time, the members of the LLC Group may subcontract the work to a third party(without going through the procedures in Clause 2.6), and DBS will return any remuneration already received for the Deliverable to the extent that the DBS work cannot reasonably be used. DBS will cooperate with the new subcontractor. The liability of DBS to make payments under this Clause 8.2 is limited to the amount which DBS received for the corresponding work.

8.3 No Deviation. If an alleged Deviation described in a Deficiency Report is found not to exist and if the alleged Deviation instead constitutes a change in the scope of the Deliverable, the party responsible for the Deliverable will notify the receiving party accordingly, and the receiving party can then initiate the Change Request procedure. If LLC and DBS disagree about the existence of a Deviation and the disagreement is not resolved by the respective Project Managers, either DBS or LLC can initiate the Problem Report procedure.

8.4 Sub-Project Acceptance. DBS will notify LLC that a Sub-Project is ready for Acceptance after LLC has Signed Off on all of the Deliverables for the Sub-Project pursuant to Clause 8.1 and DBS has successfully completed testing, unless otherwise agreed. LLC will have the right to test (in accordance with the Test Procedures applicable to the Sub-Project) all of the Deliverables and the Sub-Project as a whole, and in combination with any other systems, software or hardware with which the Deliverables are intended to be used. In particular, LLC will have the right to test the Eurex Software as provided in the Systems Operations Agreement. In accordance with Clauses 8.4.1 through 8.4.3, LLC will either sign a Sub-Project Acceptance Form or a Deficiency Report.

         8.4.1 When LLC submits a Deficiency Report in connection with a Sub-Project Acceptance, in addition to the detailed description of any Deviation, LLC will classify the Deviation as follows:

                 Class 1: The Deviation would prevent the Sub-Project as a whole from operating or would have such an impact on the operation of the Sub-Project that its use in production would not be commercially viable.

                 Class 2: The Deviation would have a materially detrimental impact on the operation of the Sub-Project as a whole, although the Sub-Project could still be used in production in a commercially viable manner, if necessary with reasonable work-around efforts. If a combination of Class 2 and Class 3 Deviations would prevent the Sub-Project as a whole from being used in a commercially viable manner, the combination of Class 2 and Class 3 Deviations constitutes a Class 1 Deviation.

                 Class 3: These are any other Deviations. If a combination of
                          Class 3 Deviations would prevent the Sub-Project as a whole from operating or would have such an impact on the operation that their use in production would not be commercially viable, the combination of Class 3 Deviations constitutes a Class 1 Deviation. If a combination of Class 3 Deviations would have a materially detrimental impact on the operation of the Sub-Project as a whole, although they could still be used in production in a commercially viable manner, if necessary with workarounds, the combination of Class 3 Deviations constitutes a Class 2 Deviation.

         8.4.2 If LLC classifies a Deviation as a Class 1 Deviation during the Test Procedure, LLC can cancel or interrupt the Test Procedure and require DBS to reexamine the Sub-Project and correct the Deviation and any other Deviations which were already identified as soon as possible using its best efforts prior to resubmitting the Sub-Project for the Test Procedure. If LLC classifies a Deviation as a Class 2 Deviation during the Test Procedure, the Test Procedure will continue to the extent reasonably feasible, and DBS will correct the Deviation and any other Deviations which were already identified as soon as possible using its best efforts. LLC must only accept the Sub-Project as a whole after conclusion of the Test Procedures when all Class 1 Deviations have been corrected.

         8.4.3 After conclusion of the Test Procedure, LLC is not entitled to refuse Sub-Project Acceptance due to Class 2 or Class 3 Deviations. However, DBS must correct the Class 2 and Class 3 Deviations without undue delay after they have been reported.

         Failure to submit the Sub-Project Acceptance Form or a Deficiency Report within two weeks after the Test Procedures have been concluded constitutes Acceptance of the Sub-Project. Clauses

         8.2 and 8.3 apply mutatis mutandis. Sub-Project Acceptance under this Agreement will not prejudice the rights of LLC under acceptance procedures pursuant to the Systems Operations Agreement. If LLC and DBS disagree about the classification of a Deviation and the disagreement is not resolved by the respective Project Managers, either DBS or LLC can initiate the Problem Report procedures.

8.5 Services. Services, which are not part of any Deliverable (i.e., training services), are not subject to the Sign-Off procedures; rather, LLC or DBS can register complaints on a Deficiency Report if they are dissatisfied with a Service.

         8.5.1 Complaint. During the performance of Services any deficiencies must be submitted in writing to the party providing the Services. If documentary evidence clearly shows that a party receiving the Service was aware of a deficiency in the Service or should have been aware of the deficiency in the Service exercising a highly professional standard of care, and that party fails to inform the other party within two weeks of becoming aware, the party receiving the Service cannot assert any claims or other rights against the other party resulting from the deficiency in the Service prior to notification, but the party receiving the Service can require the other party to correct the deficiency in the Service without undue delay. The party rendering the Service must correct the deficiency at its expense.

         8.5.2 Completion. Upon completion of Services, the party providing the Services will inform the other party that the Services have been completed using the Services Completion Notice form (the format of which DBS and LLC will agree without undue delay). Unless the party receiving the Services submits a Deficiency Report within two weeks after receipt of the Completion Notice, the Services will be deemed to have been properly performed.

                                     (S) 9
           Project Price, Payment, Guarantee, Performance Guarantee

9.1 Project Price. Schedules 2.2.1 and 2.2.2 and the Change Requests for each Sub-Project will specify the prices ("Project Prices"), reimbursable expense categories and payment schedules. The Development Parties will only reimburse DBS for those categories of expenses identified in the Schedules and Change Requests and only to the extent the expenses are reasonable and documented. LLC, at its free discretion, can notify DBS that DBS must obtain the approval of only one LLC Program Manager before incurring an expense above a specified limit unless agreed otherwise in a Change Request.

9.2      Time and Materials. If this Agreement or a Schedule or a Change
         Request does not specify a Project Price or specifies that charges will be on a time and materials basis, DBS will charge on a time and materials basis according to the DBS Catalogue of Prices. The current version of the DBS Catalogue of Prices for the CBOT Group is attached as Schedule 9.2a. The current German version of the DBS Catalogue of Prices for the Eurex Group is attached as Schedule 9.2b. The prices in Schedule 9.2a are comparable to the prices that DBS charges the Eurex Group for the services rendered under the Consulting Agreements and will, when adjusted as provided below, correspond to general, competitive market rates and will not unduly favor DBS as a subsidiary of DBAG.

         9.2.1 LLC and DBS will commence negotiations on a reasonable adjustment of the prices in a future Schedule 9.2 (which will apply to both the CBOT Group and the Eurex Group) on 1 September of each year during the Project. During the term of this Agreement the rates for personnel should only be adjusted in accordance with the changes in general rates for comparable personnel in the information technology industry in the country where the work is performed, and in any case by no more than [**] in any year compared to the previous year's rates. The prices for leased lines, hardware and other non-personnel items will be adjusted up or down corresponding to market prices. If LLC and DBS have not agreed on new prices by 31 October, either of them can initiate the Project Problem procedures. The adjusted prices will apply for the next calendar year. However, the negotiations commencing on 1 September 2000 will also deal with a [**] adjustment of
                  Schedule 9.2a with regard to the prices for the period from 1 September 2000 through 31 December 2000. The parties can also agree on fixed prices for Deliverables. DBS will use commercially reasonable efforts to perform work which is charged on a time and materials basis in a cost efficient manner.

         9.2.2 The parties anticipate that DBS will be able to realize synergies during the course of the Project, for example, by permitting parts of the System to be shared by members of the LLC Group or used for the benefit of third parties (e.g., joint use of Access Points) or by designing the System or parts thereof to allow the members of the LLC Group to share costs. The parties will take resulting cost savings into account when negotiating adjustments of Schedule 9.2 under Clause 9.2.1.

9.3 Invoices. DBS will send invoices directly to the Development Parties for all Project Price payments and will provide a copy of all invoices to LLC. Unless otherwise directed by the LLC in writing prior to issuing an invoice, DBS will allocate the charges among the Development Parties as set forth in Clause 9.6. Each invoice will set forth the total charges due and the amount of such charges allocated to each Development Party. Each invoice will be also include supporting information for the specific line items which are charged. LLC can conduct an audit of DBS records to the extent reasonably required to confirm the accuracy of the invoiced amounts (e.g., reviewing timesheets, travel expense reports).

9.4 VAT, Tax Laws. The Project Prices are net of any Value Added Tax or withholding taxes. The Development Parties will pay any Value Added Tax or withholding taxes assessed on payments they make to DBS. Under current German law and proposed tax legislation, no member of the LLC Group will be liable for German VAT. If tax laws change after the execution of this Agreement so that any member of the LLC Group is required to pay any new non-refundable taxes to a tax authority on payments made to DBS under this Agreement, any member of the LLC Group can require the other parties to commence negotiations on an adjustment of this Agreement in order to minimize the tax detriment to the members of the LLC Group. No party is under an obligation to accept an adjustment which would have a materially detrimental financial impact on it or one of its Affiliates. If the parties do not agree on an adjustment within two months of receipt of the request to commence negotiations, a party for which there would be a materially detrimental financial impact on itself or one of its Affiliates can terminate this Agreement by written notice effective at the end of the calendar month following the month in which the notice is given. DBS will not charge early termination penalties to LLC or the Development Parties pursuant to Clause 18.2 or otherwise in this case, but DBS will charge for its efforts to wind down the work under this Agreement or transfer the work to one or more of the other parties or to a third party on a time and materials basis.

         Prior to receiving any payment which may be subject to United States withholding taxes from any party pursuant to this Agreement, DBS shall confirm in writing that such payment is not subject to withholding taxes or deliver to such party two original copies of Internal Revenue Service Form W-8ECI (or any successor forms), accurately completed and duly executed by DBS, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that DBS is not subject to deduction or withholding of United States federal income tax with respect to such payments. DBS hereby agrees, from time to time after the initial delivery by DBS of such confirmation, forms, certificates or other evidence whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to deliver to the respective party a reconfirmation that such payment are not subject to withholding tax or two new original copies of Internal Revenue Service Form W-8ECI (or any successor forms) accurately completed and duly executed by DBS, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to confirm or to establish that DBS is not subject to deduction or withholding of United States federal income tax with respect any such payments. Notwithstanding Section 9.4, the relevant Project Prices shall be paid net of any U.S. withholding tax caused by the failure of DBS to provide the applicable party such forms, certificates or other evidence.

9.5 Payments. All payments are due within one month of receipt of an undisputed invoice and are not subject to any deductions for prompt payment (Skonto). All payments will be made free of bank charges or other deductions to an account which DBS specifies in writing to LLC.

9.6 Guarantee. The Development Parties, as severally and not jointly liable debtors only, are responsible for their respective portions of charges under this Section 9. The Development Parties guarantee, as severally and not jointly liable debtors only, all of the liabilities of LLC to DBS under this Agreement; the responsibility of the Development Parties under this sentence will be allocated 50 % to CBOT, 40% to DBAG and 10% to SWX except with respect to Change Requests relating to Eurex Release 4.1 and unless the Schedules and/or Change Requests provide otherwise or LLC informs DBS otherwise in writing prior to DBS filing a claim in arbitration. CBOT guarantees all liabilities of any member of the CBOT Group owed to DBS. DBAG guarantees 80% and SWX guarantees 20% of any liability owed by a member of the Eurex Group to DBS, including Change Requests relating to Eurex 4.1 unless otherwise provided in such Change Requests. These guarantees constitute independent guarantees (selbstschuldnerische Burgschaft). Unless LLC and DBS agree otherwise in writing, LLC will not be responsible (either as debtor or guarantor) for any charges or expenses under this Section 9 of this Agreement.

9.7 Performance Guarantee. At the request of LLC, DBS will provide a bank guarantee from the Deutsche Bank AG, Frankfurt am Main, in the amount of [**] for the benefit of the Development Parties as security for the Performance Credits under Schedule 2.2.1(a). The bank guarantee will be payable upon first written demand of both of LLC's Program Managers stating that LLC has not accepted JV Release 1.0 by the date on which the demand has been submitted due to the presence of a Class 1 Deviation. The demand can only be submitted after the date on which JV Release 1.0 is scheduled to be placed in production (as of the signing date of this Agreement, 25 August 2000). The guarantee will be held by LLC and will be returned to DBS upon Final Acceptance of JV Release
         1.0. The Development Parties will bear all bank charges for issuing the guarantee.

                                    (S) 10
                                   Warranties

10.1 Exclusion. Except as set forth in Clause 10.3, all claims under warranty (Gewahrleistungsanspruche) against DBS for any defects in a Deliverable included or used in the Eurex Software that arise after LLC's Final Acceptance of a Sub-Project are excluded. However, if DBS has a claim under warranty or for any other reason against any subcontractor or other third party related to any Deliverable, DBS will inform LLC about the claim and, at the request of LLC, assign the claim to LLC or assert the claim for the account of LLC.

10.2 Subsequent Sub-Projects. For other Sub-Projects, LLC and DBS will negotiate in good faith the terms and conditions of any warranties (other than those set forth in Clause 10.3) for the Deliverables provided under such Sub-Project. DBS will also be obligated to assert warranty claims against subcontractors and third parties as set forth in the last sentence of Clause 10.1.

10.3 General Warranties. DBS represents and warrants to each member of the LLC Group that: (i) the Ownership Parties will be the sole and exclusive owners of all right, title and interest in and to, and free of all liens, claims or other encumbrances, all Deliverables and the Client Proprietary Rights; (ii) each Deliverable will be free from all viruses, worms, trojan horses, cancelbots and other contaminants including, without limitation, any codes or instructions that can be used to access, modify, delete or damage any data files or other computer programs used by any member of the LLC Group; and (iii) the Deliverables and the Client Proprietary Rights do not, and will not, infringe, misappropriate or otherwise violate any Proprietary Right of any third party (the exclusive remedies for this last warranty (iii) are set forth in Section 14). These general warranties apply to standard third party software (e.g., standard Microsoft products) only to the extent that DBS has corresponding warranties from the third party.

                                    (S) 11
                             Limitation of Liability

11.1 Conduct. DBS will be fully liable (including consequential damages) to each member of the LLC Group to the extent DBS's intentional misconduct or gross negligence causes or results in any damages or harm to such member. Each member of the LLC Group will be fully liable (including consequential damages) to DBS to the extent such member's intentional misconduct or gross negligence causes or results in any damages or harm to DBS; the other members of the LLC Group are not liable for such member's intentional misconduct or gross negligence. However, if LLC itself commits intentional misconduct or gross negligence, the Development Parties are liable as several and not joint guarantors under Clause 9.6. If DBS, on the one hand, or any member of the LLC Group, on the other hand, notifies the other that it has failed to properly perform an obligation, even if the failure was without fault, and the notified party fails to cure the failure within a reasonable period, the notified party will be liable as set forth above.

11.2 Limitation of Liability. This Agreement (including Schedules and Change Requests) contains provisions on liability which apply exclusively in specified circumstances (e.g., Performance Credits). To the extent that a specific provision does not exist and a party, as a result of negligent conduct (including minor negligence) other than gross negligence, materially breaches a contractual obligation, that party will be liable for the harm suffered by the other parties, except for consequential damages.

         11.2.1 The total liability of each of DBS, on the one hand, and the LLC Group taken as a whole, on the other hand, for violations of its obligations under this Agreement and the Systems Operations Agreement is limited to [**] per calendar year. This limit also applies to claims arising under provisions on liability which apply exclusively in specific circumstances (e.g. Performance Credits). This Clause 11.2.1 does not apply to claims under Sections 13, 14 and 16 and Clauses 10.3 and 11.1.

         11.2.2 If more than one party asserts claims against DBS in excess of this limit in any year, the claims will rank pari passu; if DBS has already paid claims up to this limit in any year, any additional claims can only be satisfied by an arrangement among the members of the LLC Group.

         11.2.3 If DBS, on the one hand, or any member of the LLC Group, on the other hand, violates its obligations under this Agreement and the Systems Operations Agreement to the extent that the other party would have claims against the violating party in excess of [**] in any calendar year but for Clause 11.2.1, the party whose claim is limited by Clause

                  11.2.1 can terminate its participation in this Agreement pursuant to Clause 18.1 within one month after notifying the other party in writing of the claim and the amount in excess of [**] ("Claim"). A party which receives notice of the Claim under this Clause 11.2.3 can cancel the effect of the notice of termination by paying to the terminating party the excess amount stated by the terminating party in its notice under the first sentence of this Clause 11.2.3 within one week of receiving the notice of termination; such payment does not prejudice the rights of any of the parties under the Project Problem procedures or in arbitration.

11.3 Recourse. Except for claims which DBS may assert directly against the Development Parties as set forth in Clause 9.6, DBS can assert claims under this Agreement only against the relevant member of the LLC Group. Any party can assert claims directly against DBS in accordance with this Agreement. DBS hereby consents to the assignment of any claim LLC may have against DBS on behalf of a member of the LLC Group and such member of the LLC Group may enforce such claim directly, in its own name and on its own behalf, against DBS. The preceding sentences in this Clause 11.3 do not, however, prevent any party from applying for preliminary injunctive relief directly against any other party.

11.4 Insurance. The limits on liability in Clause 11.2 do not apply to the extent that a party maintains insurance policies which would provide coverage in excess of the limits on liability. The parties will inform each other about current and future insurance policies which provide coverage in excess of the limits in Clause 11.2. At the request of LLC, DBS will have members in the LLC Group named as additional beneficiaries under existing insurance policies; LLC will bear any additional costs. DBS will conclude future insurance policies giving coverage in excess of the limits in Clause 11.2 upon receiving corresponding instructions from LLC and an undertaking by LLC or the Development Parties to reimburse DBS for the corresponding insurance premiums. LLC can determine the insurer, the beneficiaries and other aspects of the insurance policies.

                                    (S) 12
                                    Personnel

12.1 Qualifications. DBS will only assign personnel to the Project who are suitably qualified for the performance of DBS's obligations under the Project. LLC will only assign personnel to the Project who have sufficient knowledge of the aspects of the relevant business, functional requirements, practices and areas of expertise in order to provide efficient cooperation with DBS in performing the work under the Change Requests.

12.2 Key Personnel. Set forth in Schedule 12.2 is a list of each party's "Key Personnel". No party will remove its Key Personnel from the Project without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld. If one of the Key Personnel leaves the employment of a party or is otherwise prevented from continuing work on the Project, the party will replace the Key Person without undue delay with another individual who is appropriately qualified upon receiving the consent of the other party, which consent will not be unreasonably withheld. For each Sub-Project outside of Schedules
         2.2.1 and 2.2.2, DBS and LLC will provide a list of Key Personnel in an appropriate Schedule.

12.3 Transfer. DBS and LLC can require at any time that an individual assigned to the Project be transferred to another part of the Project or be removed from the Project if such request is based on plausible reasons and not purely arbitrary. In the case of Key Personnel, such a demand is only permissible if the demanding party can provide clear and convincing evidence that the continued presence of the individual will endanger the successful completion of the work for which the individual is responsible. All demands for transfer or removal must be in writing and must state the reasons for the demand; in the case of Key Personnel the evidence must be attached to the demand. The other party must comply with the request within two weeks and provide a suitable replacement without undue delay or deliver a Problem Report to the demanding party.

                                    (S) 13
                               Proprietary Rights

13.1     Ownership.  Eurex 4.0 will be the basis for the development of JV
         Release 1.0.


         As between DBS, on the one hand, and the Ownership Parties, on the other hand, the Ownership Parties will own all rights, title and interest in and to all Deliverables, including the Eurex Software and, in accordance with Clauses 5.1 and 5.2, Tools and all rights related thereto (the "Client Proprietary Rights"). As among the Ownership Parties, ownership of the Client Proprietary Rights will be determined as set forth in the Alliance Agreement and the Software License Agreement.

13.2 Assignment. DBS will cause its Freelancers and subcontractors to issue letters corresponding to Schedule 13.2 for the benefit of the Ownership Parties. DBS hereby assigns to the Ownership Parties all of DBS's rights in the Client Proprietary Rights as follows:

         The Ownership Parties will each individually own, and have all title in and to, the Client Proprietary Rights. DBS, at the Ownership Parties' expense, will take such steps as are reasonably required by the Ownership Parties to vest and perfect such Client Proprietary Rights in the Ownership Parties or their designees. DBS hereby grants to the Ownership Parties the irrevocable, perpetual, royalty free, world wide, exclusive and transferable right in the Client Proprietary Rights to use the same individually for all purposes in any way and form and without temporal or geographic limitation.

         Without limiting the generality of the foregoing, DBS hereby grants to each of the Ownership Parties the irrevocable, exclusive and transferable right to copy the Client Proprietary Rights, to publish, license and distribute the Client Proprietary Rights, or any portions thereof, under any name and to adapt them, to create derivative works of the Client Proprietary Rights, to translate the Client Proprietary Rights and to publish such adaptations, derivative works and/or translations of the Client Proprietary Rights, to transmit or broadcast and make available the Client Proprietary Rights in any interactive way and to rent the Client Proprietary Rights to third parties. DBS agrees that the respective Ownership Parties are regarded as the makers of any of their respective databases (i.e., the databases relating to the Ownership Parties' respective markets and members) and that the Ownership Parties own all economic exploitation rights and that each of them separately may reproduce, distribute and communicate to the public any such database in part or in total. The Ownership Parties are entitled to grant licenses in all of the above-mentioned Rights.

         As regards the moral rights in the Client Proprietary Rights, DBS acknowledges that it is responsible for assuring that the Ownership Parties are entitled to (i) the undisturbed use of the Client Proprietary Rights and (ii) in particular and without limitation hereto, to exercise (on a co-ownership basis) for the relevant author the right of dissemination, the right of recognition of authorship, the right to prevent distortions of the work, the right to decide whether the work should bear the author's designation, the right of access to copies of the work and the revocation rights for the Client Proprietary Rights. If in the context of the undisturbed use of these rights by the Ownership Parties a dispute arises between an author, on the one side, and the Ownership Parties, on the other side, then DBS will instruct its subcontractors to make sure that the author will exercise its moral rights as directed by the Ownership Parties.

         Nothing herein will preclude any Ownership Party from developing for itself or for others materials which are derived from those produced in creating the Client Proprietary Rights.

13.3 DBS Rights. DBS will be the sole and original owner of, and will have the sole and exclusive title in and to: (i) the Pre-Existing Proprietary Rights, and (ii) any Proprietary Rights that DBS develops after the Effective Date that DBS can clearly establish are outside the scope of any work performed under this Agreement and that are not necessary for the operation or maintenance of the Eurex Software (collectively, the "DBS Proprietary Rights"). Except to the extent DBS obtains LLC's prior written approval, DBS may not include or use any Pre-Existing Proprietary Rights in any Deliverable or Sub-Project. DBS acknowledges and agrees that it is precluded from developing for itself or for others materials that are derived from any Deliverable or Sub-Project, and DBS disclaims any Rights to the Eurex Software. However, subject to the confidentiality obligations of DBS to the LLC Group hereunder, this restriction will not preclude DBS from using general concepts, know-how and ideas used or developed in the course of performing its obligations under this Agreement.

13.4 Source Code; Documentation. To the extent included or used in any Deliverable developed or provided by DBS hereunder, DBS will deliver to LLC and each Ownership Party the source code version of any computer software, and documentation sufficient to enable the use, operation, modification and maintenance of such computer software. The source code will be delivered by providing each recipient with a CD-ROM or equivalent storage medium on which the source code is stored. The documentation will be delivered by providing on a CD-ROM or equivalent storage medium on which the source code is stored.

                                    (S) 14
                       Infringement of Third Party Rights

14.1 By DBS. DBS will indemnify, defend and hold each of the members of LLC Group harmless for all losses, damages, expenses and costs (excluding the consequential damages of the other parties to this Agreement except in the case of intentional misconduct or gross negligence on the part of DBS) related to or arising from all claims asserted by third parties against any one or more members of the LLC Group relating to the System or operation of the System, any Deliverables, any Client Proprietary Rights or anything else developed by or for DBS under this Agreement in which the third parties allege violations of intellectual property rights or of similar rights (e.g., under laws against unfair competition).

14.2 Notice. Each member of the LLC Group will inform DBS without undue delay when such claim is asserted against it. DBS will also indemnify each member of the LLC Group against the costs of asserting such member's rights relating to such claims if such member coordinates assertion of rights with DBS. DBS will select, at its own expense, legal counsel reasonably acceptable to the indemnified party for any proceedings, although the indemnified party is permitted to have, at its own expense, legal counsel of its choice also participate in the proceedings.

14.3 Settlement. A member of the LLC Group is not permitted to settle any claims of third parties covered by Clause 14.1 so long as DBS fully complies with its obligations under the above provisions, unless such settlement includes a release of DBS from liability under the claim that is the basis of the proceeding.

14.4 Right to Use. If a member of the LLC Group is prohibited in proceedings about intellectual property rights or similar rights directed against it from using the System or operating, licensing or sublicensing the System, the Deliverables and Client Proprietary Rights or anything else developed by or for DBS under this Agreement, or if such a prohibition is probable in their reasonable estimation, DBS, at its own cost, will obtain the right for such party or parties to continue to use the affected materials or replace them with another product which is equivalent in all aspects or modify the affected materials in such a manner that the violation of the intellectual property right or similar right no longer exists. This Agreement will then apply to the new or modified products.

14.5 Texas Case. Clause 5.1.2 of the Software License Agreement applies mutatis mutandis. If the decision in the Texas Case is in favor of the plaintiff, the parties will use good faith efforts to modify the Project so that the Texas Case does not affect the Project. LLC or any Ownership Party can also suspend this Agreement or terminate this Agreement pursuant to Clause 18.1.

                                    (S) 15
                                Confidentiality

15.1 Confidential Information. The parties acknowledge that they have received and will receive confidential information in connection with this Agreement and the transactions contemplated hereby related to and including trade secrets and business information regarding the business, financial situation, products and prospects of the other parties and their Affiliates ("Confidential Information"). For purposes hereof, Confidential Information includes but is not limited to (i) all documents and other media given or shown to any other party containing the legend, "Confidential," (ii) all documents, other media and other information (whether or not in written form) ancillary or related to such documents, (iii) all documents, other media and other information (whether or not in written form) prepared by the receiving party to the extent that they contain, reflect or are based upon, in whole or in part, any Confidential Information furnished by the disclosing party,
         (iv) except as set forth in any marketing plan or press release to which the parties mutually agree in writing, all information related to the subject matter of this Agreement, and (v) all information that is Confidential Information as defined in Section 7.3 of the Software License Agreement. Confidential Information does not include any information: (i) which becomes generally available to the public other than as a result of a breach of this Clause 15.1, (ii) which is received from a third party provided that the third party is not bound by an obligation of confidentiality with respect to such information, or (iii) which was legally in a party's possession without obligations of confidentiality prior to such information being furnished as Confidential Information.

15.2 Use. DBS, on the one hand, and the members of the LLC Group, on the other hand, agree that all Confidential Information will be used only for the purpose of evaluating and completing the transactions and business objectives contemplated herein, in the Systems Operations Agreement and in the various agreements among the members of the LLC Group. The receiving party of each item of Confidential Information will use reasonable efforts, taking into account the materiality and proprietary nature of the particular Confidential Information, to protect such Confidential Information from unauthorized use or disclosure (intentional, inadvertent or otherwise) and, in any event, will exercise at least the same reasonable level of care to avoid any such unauthorized use or disclosure as it uses to protect its own information of a like nature.

15.3 Exceptions. Notwithstanding the foregoing, the parties may disclose Confidential Information to third parties with the prior written consent of the other parties hereto, and the parties will be free to disclose Confidential Information without the consent of the other parties to their attorneys and accountants, their clearing organizations, and to governmental entities and applicable self-regulatory organizations in connection with obtaining regulatory approvals to the extent necessary and reasonably appropriate to obtain such approvals or as otherwise required by law, rules of, or direction by, regulatory authorities having jurisdiction over the disclosing party, and only to the extent required by or reasonably requested by such authority, as well as to their directors, employees, attorneys, consultants and agents on a need-to-know basis in connection with their duties, as long as such persons are advised of the confidential nature of such information and their obligation to protect it as confidential and are bound by confidentiality undertakings consistent with this Section 15.

15.4 Return/Destruction. Except for Confidential Information of DBS that the LLC Group is intended to retain under the terms of this Agreement, the Systems Operations Agreement and the various agreements among the members of the LLC Group, if this Agreement is terminated for any reason, the receiving parties of each item of Confidential Information, including documents, contracts, records or properties, will return it to the disclosing party thereof or, in the receiving party's discretion, destroy it and provide a certification to the disclosing party that all such Confidential Information has been returned or destroyed immediately after termination, except to the extent that retention of any Confidential Information is expressly permitted by any other written agreement among the parties or their Affiliates. The provisions of this Section 15 will survive the termination of this Agreement.

15.5 Scope. This Section 15 will not apply to information disclosed by a member of the CBOT Group or the Eurex Group to a member of the other group; such information is covered by clauses on confidentiality in the Software License Agreement and the Alliance Agreement.

                                     (S) 16
                             General Indemnification

16.1 By Members of LLC Group. Each member of the LLC Group will hold DBS harmless from any claim asserted against DBS by such other party's respective personnel or subcontractors for personal injury or damage to property incurred while such personnel are at DBS's or an Affiliate's facilities in connection with this Agreement unless the harm was the result of intentional misconduct or gross negligence on the part of DBS or its Affiliate. Each member of the LLC Group will also hold DBS harmless from claims asserted against DBS by third parties resulting from intentional misconduct or negligence of such member's personnel; the members of the LLC Group are not liable for another member's personnel.

16.2 By DBS. DBS will hold the other parties and their Affiliates harmless from any claim asserted against them by personnel of DBS or its subcontractors for personal injury or damage to property incurred while such personnel are at the other parties' or their Affiliates' facilities unless such harm was the result of intentional misconduct or gross negligence on the part of the other party or its Affiliate. DBS will also hold the other parties and their Affiliates harmless from claims asserted against them by other persons resulting from intentional misconduct or negligence of DBS's personnel.

16.3 Notification. DBS and LLC will notify each other without undue delay if a claim is asserted for which a party will be seeking indemnification. The right to indemnification also covers the indemnified party's costs in defending against the claim so long as the indemnified party coordinates the defense of the claim with the party against whom indemnification is claimed. A party seeking indemnification is not permitted to settle the matter so long as the party against whom indemnification is claimed is in compliance with its obligations under this Section 16 unless such settlement includes a release of indemnifying party from liability under the claim that is the basis of the proceeding.

16.4 Risk Management. Each member of the LLC Group will use commercially reasonable efforts to reduce the risk that a third party will assert claims against any such member or DBS resulting from the use of the Eurex Software by such member.

                                    (S) 17
                                 Public Notices

17.1 Press Releases. Subject to the other parties' prior written approval, which will not be unreasonably withheld, each party and its subcontractors may advertise and publicize the fact that the parties are cooperating on the Project. The parties will cooperate in drafting press releases concerning the Project.

17.2 Disputes. Any statement to the press (or to a third party with the intent that the third party forward the statement to the press) concerning a Project Problem in which one party allocates blame for the Project Problem to another party requires the written approval of LLC and DBS, which consent will not be unreasonably withheld.

17.3 Terms of Agreement. No party will disclose the terms and conditions of this Agreement or proposed Change Requests except to the other parties or as reasonably required to perform its obligations or as required by law, or for such disclosures as may be necessary or desirable in the ordinary course of such party's business including, without limitation, disclosures with attorneys, consultants, accountants and similar professionals.

                                    (S) 18
                                Termination, Term

18.1 Termination for Cause (Kundigung aus wichtigem Grund). DBS, on the one hand, or any member of the LLC Group, on the other hand, may terminate this Agreement with regard to the relationship with the other party, if the other party after receiving a written reminder (Mahnung) setting a reasonable deadline for compliance, has not complied with terms of an agreement resolving a Project Problem within two weeks of conclusion of a Problem Report procedure relating to such Project Problem or within two weeks of the Escalation Committee failing to resolve a Problem Report. They may also terminate this Agreement with immediate effect without first implementing the Problem Report procedure if the other party intentionally commits a material breach of the obligation of confidentiality (Section 15). If a member of the LLC Group terminates this Agreement or DBS terminates this Agreement as to a member of the LLC Group under the preceding two sentences, any other member of the LLC Group can terminate this Agreement with regard to their respective participations by giving written notice to DBS within two weeks after receiving written notice that another member of the LLC Group or DBS has terminated this Agreement. If this Agreement remains in effect with regard to only some of the members of the LLC Group, this Agreement will be adjusted to the changed circumstances. This Clause 18.1 does not limit the rights of the parties to terminate this Agreement for cause (Kundigung aus wichtigem Grund) generally available under German law.

18.2 Termination for Convenience. A Development Party which has given an instruction to DBS to perform a Sub-Project for itself can terminate a Sub-Project which it authorized pursuant to Clause 3.2 without cause with immediate effect. LLC is entitled to terminate this Agreement without cause with immediate effect. Unless LLC provides written notice to DBS stating otherwise, termination of this Agreement under this Clause 18.2 will also terminate any Sub-Project in existence as of such termination date. As DBS's sole remedy for LLC's termination of this Agreement or a Development Party's termination under this Clause 18.2, DBS will be entitled to payment under each of the following categories:

         18.2.1 DBS is entitled to payment on a time and materials basis for all work performed up to the effective date of termination. DBS will transfer any partial work product for which the remuneration is paid to the corresponding member(s) of the LLC Group for whom DBS was to produce the work product.

         18.2.2 For a Sub-Project for which a fixed price has been agreed, DBS will be entitled to payment as compensation for the loss of future earnings as follows:

                  (i) If the parties have agreed on specific payments which will apply in the event of termination for convenience, those payments will become due on the effective date of the notice of termination.

                  (ii) If the parties have not agreed to specific payments which will apply in the event of termination for convenience, DBS will be entitled to compensation under (S) 649 German Civil Code.

         18.2.3 DBS will be entitled to payment on a time and materials basis for the work performed after termination for the purpose of winding down.

18.3 Termination of other Agreements. In the event of termination of the Alliance Agreement or the Software License Agreement or the Systems Operations Agreement, LLC, the Eurex Entities, or any other party may, in its free discretion, terminate its participation in this Agreement immediately upon providing written notice to DBS; Clause 18.2 will apply. If a party has terminated this Agreement due to termination of the Alliance Agreement or the Software License Agreement or the Systems Operations Agreement for cause (Kundigung aus wichtigem Grund) based on breach by a member of the Eurex Group, that party can satisfy its obligations (Erfullungsstatt) to make payment to DBS under Clause 18.2 of this Agreement by assigning to DBS that party's claims against the breaching member of the Eurex Group for damages corresponding to the amounts owed to DBS under Clause 18.2, if any. At the request of an Development Party, DBS will enter into negotiations on a separate follow-up agreement on terms and conditions similar to those in this Agreement if this Agreement has terminated due to termination of the Alliance Agreement.

18.4 Continuation. If any work under Schedules 2.2.1 and 2.2.2 or Change Requests continues past the end of this Agreement, this Agreement will continue to apply to such work until it has been completed.

18.5 Post-Termination Cooperation. If this Agreement is terminated for any reason, DBS will follow the reasonable instructions of a Development Party for the purpose of winding down work under this Agreement or transferring the work to one or more subsequent contractors. DBS will charge for such services on a time and materials basis, monthly in arrears. The provisions in Clause 18.5.1 through 18.5.4 of the Systems Operations Agreement apply mutatis mutandis.

18.6 Term. Unless earlier terminated as set forth in this Section 18, the term of this Agreement will remain in effect so long as the Systems Operations Agreement is in effect.

                                    (S) 19
                               General Provisions

19.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents required or permitted under this Agreement must be in writing and must be given either (i) delivered by hand, (ii) mailed by certified or registered mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, (iii) sent by overnight courier, or (iv) transmitted by facsimile transmission, with confirmation of transmission, and are given when received by the recipient. All notices, requests and consents to be sent to a party must be sent to or made at the address given for that party in the heading of this Agreement, or such other address as that party may specify by notice to the other parties. Any notice, request or consent by DBS must be sent to LLC, and any notice, request or consent by the other parties must be transmitted by LLC to DBS. DBS, on the one hand, and the parties other than LLC, on the other hand, can also submit a notice, request or consent directly to each other if they are entitled to assert a claim directly against the other party; any such notices must be copied to LLC.

19.2 Entire Agreement, Amendments. This Agreement (together with the Systems Operations Agreement) constitutes the entire agreement between DBS, on the one hand, and the LLC Group, on the other hand, and supersedes the Interim Agreement; there are no oral or written side agreements. Amendments or supplements to this Agreement must be in writing to be effective. This also applies to an amendment to this Clause on written form.

19.3 Savings Clause. The invalidity of individual provisions in this Agreement will not result in the entire Agreement being invalid. An invalid provision will be deemed to have been replaced by a valid provision which comes as close as possible to achieving the commercial purpose of the invalid provision.

19.4 Assignment. No party can assign this Agreement without obtaining the prior written consent of the other parties; provided, however, that for the avoidance of doubt this sentence does not restrict the rights of the Ownership Parties to transfer Client Proprietary Rights. The parties will grant consent to an assignment of rights or obligations by a party to an Affiliate if the assigning party remains liable for any assigned obligations as a jointly and severally liable guarantor (selbstschuldnerische Burgschaft) with the assignee; however, a party can refuse consent if the assignment would have a materially detrimental impact on the party's interests. Notwithstanding the foregoing:

         19.4.1 Any member of the LLC Group may assign this Agreement without the consent of the other parties to this only to a person to whom the Alliance Agreement has been assigned by such member in accordance and in compliance with the terms of Section 13.7 of the Alliance Agreement. The assigning member, as long as it continues to exist, will remain liable as a jointly and severally liable guarantor (selbstschuldnerische Burgschaft) with the assignee unless and until agreed otherwise by DBS. For the avoidance of doubt the restructuring plan described in the May 16th 2000 "Restructuring Report" of the CBOT constitutes a Reorganization, as that term is defined in the Alliance Agreement.

          19.4.2    LLC may assign this Agreement to one or more Network
                    Entities.

          19.4.3 The parties hereby grant their consent to DBS assigning some of the work under this Agreement and the corresponding rights and obligations to one or more of its Affiliates in the United States pursuant to the second sentence in the first paragraph of this Clause 19.4; however, DBS will remain liable for assigned obligations as a guarantor of performance and payment. The Affiliate(s) will then invoice the members of the LLC Group directly for any work the Affiliate(s) perform.

19.5 Applicable Law. Except for the ownership of Client Proprietary Rights as provided in Section 13, which will be governed by New York law, this Agreement is subject to the laws of the Federal Republic of Germany (excluding the laws under the UN Treaty on the International Sale of Goods).

19.6 Language. English is the official language of this Agreement. Any notice, request or consent must be in English.

19.7 Survival. Any provisions of this Agreement that can reasonably be interpreted as being intended to survive the termination of this Agreement will survive the termination of this Agreement.

19.8 Further Assurances. The parties will execute and deliver such further documents and instruments, make such other filings and take such further actions in addition to those contemplated herein as may be reasonably requested by the other parties (other than the material payment of money) to carry out the intents and purposes of this Agreement.

19.9 Arbitration Procedure. Except with regard to actions seeking temporary or permanent injunctive relief, any dispute arising under this Agreement between or among any parties to this Agreement will be finally settled by arbitration in accordance with the arbitration rules of the United Nations Convention on International Trade Law (the "UNCITRAL Rules"). Prior to commencing arbitration, the parties must exhaust the Project Problem procedures set forth in Section 7.

         19.9.1 The arbitration will be conducted by three (3) arbitrators. The arbitrators must be familiar with business and legal matters similar to those that are the subject of this Agreement and the subject of the dispute. If there are only two parties to the arbitration proceedings, each party will appoint one arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty
                  (30) days after delivery of a formal request for arbitration from one party to the other party. If a party fails to appoint an arbitrator or deliver notification of such appointment to the other party within this time period, upon request of either party, such arbitrator will instead be appointed by the London Court of International Arbitration (the "Appointing Authority") within thirty (30) days of receiving such request. The two arbitrators appointed in accordance with the above provisions will appoint a third arbitrator, obtain the appointee's acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty (30) days of such appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or to notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator will be appointed by the Appointing Authority within thirty days of receiving such request. The third arbitrator will serve as Chairman of the tribunal. If there are more than two parties to the arbitration proceedings, then all three arbitrators will be appointed by the Appointing Authority within thirty days or receiving a request from any of the parties. No arbitrator appointed by the Appointing Authority may be a director, officer, employee, counsel or agent of any party, and without the consent of all of the parties to the arbitration, may not be a resident of the United States, Germany or Switzerland. To the extent that arbitration procedures are not defined herein, all procedures relating to arbitration, including but not limited to notice thereof, deadlines and discovery will be pursuant to the UNCITRAL Rules as enacted in the forum.

         19.9.2 The place of arbitration will be London unless the parties to the arbitration agree otherwise. The proceedings will be conducted in the English language exclusively.

         19.9.3 The award rendered by the arbitrators will be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

         19.9.4 The parties acknowledge that irreparable damage may occur in the event of breach of any of the terms of this Agreement.

         19.9.5 If an arbitration under this Agreement coincides with an arbitrable claim under the Systems Operations Agreement, both matters must be asserted in the same arbitration proceedings.

19.10 Injunctive Relief. The parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy, and a request for such provisional remedies by a party to a court will not be deemed a waiver or violation of the parties' agreement to arbitrate.

Deutsche Borse Aktiengesellschaft         Swiss Stock Exchange



By:  /s/ Andreas Preuss /s/ Rainer Riess     By:  /s/ Illegible
    -------------------------------------        -----------------------------


Date: July 20, 2000                          Date: 20.7.2000
     ------------------------------------         ----------------------------

Board of Trade of the City of Chicago     Ceres Trading Limited Partnership, by
                                          Board of Trade of the City of Chicago,
                                          its managing general partner

By:  /s/ Dennis A. Dutterer               By:  /s/ Dennis A. Dutterer
     --------------------------------          --------------------------------


Date: _______________________________     Date: _______________________________


Ceres Alliance L.L.C.                     Eurex Frankfurt AG


By:  /s/ Dennis A. Dutterer               By:  /s/ Andreas Preuss
     --------------------------------          --------------------------------


Date: _______________________________     Date: July 20, 2000
                                                -------------------------------


Eurex Zurich AG                           Eurex Clearing AG


By:  /s/ Andreas Preuss                   By:  /s/ Andreas Preuss
     --------------------------------          --------------------------------

Date: July 20, 2000                       Date: July 20, 2000
      -------------------------------           -------------------------------

CBOT/EUREX ALLIANCE, L.L.C.               Deutsche Borse Systems AG


     /s/ Andreas Preuss
By:  /s/ Dennis A. Dutterer               By:  /s/ Illegible
     --------------------------------          --------------------------------

Date: July 20, 2000                       Date: _______________________________
      -------------------------------

         Confidential Materials Omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions


                                                                    Schedule 1.1

                                  Glossary of Defined Terms

"Acceptance"                  means, with respect to a Sub-Project, acceptance
                              of such Sub-Project as set forth in Clause 8.4.

"Acceptance Form"             means the Acceptance Form described in Clause
                              8.4.3.

"Access Point"                is defined in point 3.1 of Schedule 9.2.

"Affiliate"                   is defined in clause 1.1 of the Software License
                              Agreement. For purposes of this Agreement, DBS will be deemed not to be an Affiliate of any member of the Eurex Group.

"Agreement"                   is defined in the Heading.

"Alliance Agreement"          is defined in the Recitals, Clause D.

"Application Maintenance"     means the Application Maintenance described in
                              Clause 2.2.2.

"Appointing Authority"        is defined in Clause 19.9.1.

"CBOT" is defined in the initial paragraph of this Agreement.

"CBOT Group"                  has the meaning set forth in Article I of the
                              Alliance Agreement.

"Ceres" is defined in the initial paragraph of this Agreement.

"Ceres Alliance"              is defined in the initial paragraph of this
                              Agreement.

"Change Request"              is defined in Clause 2.5.

Claim                         is defined in Clause 11.2.3.

"Class 1 Deviation"           Is defined in Clause 8.4.1.

"Class 2 Deviation"           Is defined in Clause 8.4.1.

"Class 3 Deviation"           is defined in Clause 8.4.1.

"Client Proprietary Rights"   is defined in Clause 13.1.

"Confidential Information"    is defined in Clause 15.1.

"Consulting Agreements"       is defined in the Recitals, Clause C.

"DBAG" is defined in the initial paragraph of this Agreement.

"DBS" is defined in the initial paragraph of this Agreement.

"DBS Catalogue of Prices"     is defined in Clause 9.2.

"DBS Proprietary Rights"      is defined in Clause 13.3.

"Deficiency Report"           means the Deficiency Report described in Clause
                              8.1.

"Deliverables"                is defined in Clause 2.4.

"Detailed Definition"         is defined in Clause 2.4.

"Development Agreement"       has the meaning set forth in Article I of the
                              Alliance Agreement.

"Development Parties"         is defined in Article I of the Alliance Agreement.

"Deviations"                  is defined in Clause 8.1.

"Effective Date"              is defined in the initial paragraph of this
                              Agreement.

"Escalation Committee"        is defined in Clause 3.7.

"Eurex Software" means the Programs and any Modifications including, without limitation, Eurex 2.0, Eurex 3.0, Eurex 4.0, Eurex 4.1, JV Release 1.0 and any future releases or versions thereof.

"Eurex 2.0"                   is defined in the Recitals, Clause A.

"Eurex 3.0"                   is defined in the Recitals, Clause B.

"Eurex 3.1"                   is defined in the Recitals, Clause B.

"Eurex 4.0"                   is defined in the Recitals, Clause E.

"Eurex 4.1"                   is defined in the Recitals, Clause G.

"Eurex Clearing"              is defined in the initial paragraph of this
                              Agreement.

"Eurex Entities"              is defined in the Recitals, Clause F.

"Eurex Frankfurt"             is defined in the initial paragraph of this
                              Agreement.

"Eurex Group"                 has the meaning set forth in Article I of the
                              Alliance Agreement. For purposes of this Agreement, the Eurex Group will be deemed not to include DBS.

"Eurex Zurich"                is defined in the initial paragraph of this
                              Agreement.

"Exchanges"                   has the meaning set forth in Article I of the
                              Alliance Agreement.

"Facilities"                  is defined in Clause 3.4.5.

"Fine Specifications"         is defined in Clause 2.2.1.

"Freelancers"                 is defined in Clause 3.8.

"Future Development Entity"   has the meaning set forth in Article I of the
                              Alliance Agreement.

"Group" has the meaning set forth in Article I of the Alliance Agreement.

"Initial Software Research    means the Initial Software Research and
and Development"              Development described in Clause 2.2.1.


"Interim Agreement"           is defined in the Recitals, Clause E.

"JV Release 1.0"              is defined in the Recitals, Clause E.

"Key Personnel"               is defined in Clause 12.2.

"LLC Group"                   means LLC and the members of the Eurex Group and
                              CBOT Group. Each party in the LLC Group shall be referred to as a member.

"LLC" has the meaning set forth in Article I of the Alliance Agreement.

"Material Tools"              is defined in Clause 5.1 and includes third party
                              tools and tools developed, owned and
                              commercialized by DBS

"Modifications"               has the meaning set forth in Clause 7.1(b) of the
                              Software License Agreement.

"Network"                     has the meaning set forth in Article I of the
                              Alliance Agreement.

"Network Entities"            has the meaning set forth in Article I of the
                              Alliance Agreement.

"Ownership Parties"           are Licensors and Licensee as defined in the
                              Software License Agreement or their permitted assignees.

"Pre-Existing Proprietary     means any Proprietary Right that DBS owned prior
Rights"                       to the Effective Date and that is not related to
                              or derived from the Eurex Software, the System or the Network.

"Problem Report"              is defined in Clause 7.3.

"Production Environment"      means the IT environment intended for simulation
                              which will subsequently be further developed for actual production business.

"Program Manager"             means the Program Manager described in Clause 3.5.

"Project"                     is defined in Clause 2.1.

"Project Prices"              is defined in Clause 9.1.

"Project Problem"             is defined in Clause 7.1.

"Programs"                    has the meaning set forth in the clause 1.12 of
                              the Software License Agreement.

"Project Manager"             means the Project Manager described in Clause 3.5.

"Project Report"              is defined in Clause 3.3.

"Proprietary Rights"          has the meaning set forth in Clause 1.14 of the
                              Software License Agreement. For purposes of this
                              Agreement, the clause beginning with "including" and ending with "related thereto" at the end of such clause 1.14 is replaced with the following:
                              "including any Confidential Information included therein or related thereto."

"Release 3.0 Modifications"   has the meaning set forth in Clause 1.15 of the
                              Software Development Agreement.

"Restructuring Report"        is defined in Clause 19.4.1.

"Rights" has the meaning set forth in Clause 7.1(b) of the Software License Agreement.

"Service Agreements"          is defined in the Recitals, Clause F.

"Services"                    is defined in Clause 2.4.

"Services Completion Notice"  means the Services Completion Notice described in
                              Clause 8.5.2.

"Sign-Off"                    means, with respect to a Deliverable, sign off of
                              such Deliverable as set forth in Clause 8.1;
                              provided, however, that no Deliverable will be deemed accepted by LLC until the Final Acceptance.

"Sign-Off Form"               means the Sign-Off Form described in Clause 8.1.

"Software License Agreement"  is defined in the Recitals, Clause A.

"Steering Committee"          is defined in Clause 3.6.

"Sub-Project"                 is defined in Clause 2.1.

"Sub-Project Acceptance"      means Final Acceptance of a Sub-Project.

"SWX" is defined in the initial paragraph of this Agreement.

"System" has the meaning set forth in Article I of the Alliance Agreement.

"Systems Operations           is defined in the Recitals, Clause H.
Agreement"

"Tasks"                       is defined in Clause 2.4.

"Test Procedures"             are any specific procedures set forth in Schedule
                              2.2.1 or applicable Change Requests.

"Texas Case"                  is defined in Clause 14.5.

"Tools"                       is defined in Clause 5.1.

"UNCITRAL Rules"              is defined in Clause 19.8.

"Value Added Tax (VAT)"       means the Value Added Tax or VAT (Umsatzsteuer)
                              described in Clause 9.4.

SCHEDULE 1.4 Eurex Release 4.1 Change Requests as of 18 July 2000

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Impact on
                                                                              ----------------------------
                                                                              Estimated    Actual
                                      Affected                    Current       Cost       Effort     Est.    Date of     Delivery
No                 Name               Release      Decision        Status      in EUR      in EUR     (wd)   Signature       by
-----------------------------------------------------------------------------------------------------------------------------------
000  P3-00853 JAVA [* *]                4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]   6.12.1999  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
000  P0-00928 R4.1: Fine
     Specifications                     4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]    2.2.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
000  P2-00928 R4.1: Implementation      4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]   15.4.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
001  Implementation of new [* *] for
     the [* *] Facility                 4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]  15.03.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
002  Design Product-Specific
     Trading [* *]                      4.1   Steering Committee   Closed      [* *]       [* *]      [* *]  15.03.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
003  Print Functionality in [* *]       4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]  29.03.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
006  Trading [* *] - Implementation
     and Test                           4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]  12.04.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
007  Exercise Overview - Entry of
     Expiration Month                   4.1   Steering Committee  Accepted     [* *]       [* *]      [* *]  12.04.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
008  Enhancement [* *]                  GUI   Steering Committee  Accepted     [* *]       [* *]      [* *]  12.04.2000  27.11.2000
-----------------------------------------------------------------------------------------------------------------------------------
009  [* *] Concept                      GUI   Steering Committee  Accepted     [* *]       [* *]      [* *]  12.04.2000  27.11.2000
-----------------------------------------------------------------------------------------------------------------------------------
013  Front-end [* *] Check-Tool         4.1   Program Management  Accepted     [* *]       [* *]      [* *]  10.05.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
014  Common Code for [* *]              4.1   Program Management  Accepted     [* *]       [* *]      [* *]  10.05.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
016  Effort for separate roll-out
     of [* *]                           4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  24.05.2000  27.11.2000
-----------------------------------------------------------------------------------------------------------------------------------
017  Enhance [* *] Handling (SIR 9070)  4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  10.05.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
018  Windows 2000 [* *] Study           4.1   Program Management  Accepted     [* *]       [* *]      [* *]  24.05.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
019  [* *] Limit Increase               4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  21.06.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
020  [* *] Application for Eurex R 4.1  4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  21.06.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
021  Enhancement of [* *] Algorithm     4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  21.06.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
022  Update [* *] Training
     Documentation                      4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  05.07.2000  30.10.2000
-----------------------------------------------------------------------------------------------------------------------------------
023  Enhance [* *] Market Handling      4.1   Steering Committee  Approved     [* *]       [* *]      [* *]  05.07.2000  30.10.2000
===================================================================================================================================
                                                                   Total       [* *]       [* *]      [* *]
-----------------------------------------------------------------------------------------------------------------------------------

         INSERT SCHEDULE 2.2.1 (Fine Specifications of JV Release 1.0)

                                                                  Schedule 2.2.1

Payment Schedule for JV Release 1.0 including Change Requests through 18 July
2000

all numbers in Euro                                     Actuals   Actuals    Actuals  Actuals  Actuals  Actuals  Plan
------------------------------------------------------------------------------------------------------------------------------------
Project                      Total in 1999 Total in 2000   Jan 00     Feb 00    Mrz 00   Apr 00  Mai 00   Jun 00  Jul 00 Total cost
------------------------------------------------------------------------------------------------------------------------------------
Master Software Development           [**]          [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
    Software Development              [**]          [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
        AC part                       [**]          [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
        Infrastructure for AC                       [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
        DBS part                      [**]          [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
    Travel Expenses                                 [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
    Project Management                              [**]     [**]       [**]      [**]     [**]    [**]     [**]    [**]        [**]
-----------------------------------------------------------------------------------------------------------------------------------

1.       "AC Part" is fixed price to realize the work defined in this Schedule
         2.2.1.

2. "Infrastructure for AC" is infrastructure which DBS provides to Andersen Consulting personnel for the work covered by the AC Part. The price of "Infrastructure for AC" is equal to [**], and the estimated amounts set forth above are based on the assumption that AC will devote [**] to the AC Part. The amounts set forth above which are not identified as actual costs are estimates, and establish no payment obligation of any kind. The actual charges could be higher or lower depending on the number of mandays actually devoted by AC to the AC Part.

3. "DBS Part" and "Project Management" are the costs for DBS' own personnel and other resources. These costs will be charged on a time and materials basis at the unit prices set forth in Section 2 of
         Schedule 9.2. The amounts set forth above which are not identified as actual costs are estimates based on an assumption of 18 eight-hour mandays per month, and establish no payment obligation of any kind. The actual charges could be higher or lower depending on the number of mandays actually devoted by DBS to the DBS Part or Project Management. Project Management charges through July 8, 2000 are divided equally between the Master Software Development Agreement and the System Operations Agreement. After July 8, 2000, Project Management charges will be covered by the Systems Operations Agreement.

4. "Travel Expenses" are estimated unless indicated otherwise, will be charged as incurred and will be the actual travel costs incurred by DBS personnel and subcontractors. Any expenses in excess of the estimates contained above will be subject to the prior approval of Ceres. The means of travel and method of accounting for travel (e.g., class for air travel, documentation) will be in accordance with DBS's standard travel policies, which are identical to the travel policies of Deutsche Borse AG. Estimates for travel should distinguish between software development and operations

5. Ceres is responsible for all payments under this Schedule. DBAG and SWX have elected not to use any of the Modifications contained in JV Release 1.0, and accordingly have no financial responsibility for and no right to use or exploit those Modifications (notwithstanding any provision of the Master Software Development Agreement).

JV Release 1.0 Change Requests as of 18 July 2000

-----------------------------------------------------------------------------------------------------------------------------------
N'           Name                                Affected  Decision              Impact on
                                                 Release                     ----------------------------------------
                                                                     Current   Estimated Cost   Actual Effort   Est.      Date of
                                                                     Status        in EUR            in EUR     (wd)     Signature
-----------------------------------------------------------------------------------------------------------------------------------
 1  [* *]                                          1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
 2  [* *] Settlement Price Calculation Algorithm   1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
 3  Screens [* *]                                  1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
 4  Market Supervision Tool [* *]                  1.0       MOC       Open
-----------------------------------------------------------------------------------------------------------------------------------
 5  Extend [* *] Interface with [* *] Record       1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
 6  Request for additional file - [* *] file       1.0       MOC     Approved       [* *]                                25.08.2000
    at end of day via FTP.
-----------------------------------------------------------------------------------------------------------------------------------
 7  Change to [* *] Specifications to include      1.0       MOC       Open
    processing of [* *] as considered out of
    scope during preparation of Fine Specs.
-----------------------------------------------------------------------------------------------------------------------------------
13  Remove [* *] Support                           1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
16  Transaction Screen Enablement                  1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
17  Access to [* *] Data on CBOT Trading Floor     1.0       MOC       Open
-----------------------------------------------------------------------------------------------------------------------------------
18  Fee [* *] Separation                           1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
20  Remove [* *] from Scope of JVR1                1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
21  Logo and Name Change                           1.0       MOC     Approved       [* *]                                25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
26  Add Support for [* *]                          1.0       MOC       Open
-----------------------------------------------------------------------------------------------------------------------------------
27  Reduced [* *]                                  1.0       MOC       Open
-----------------------------------------------------------------------------------------------------------------------------------

                                                                 Schedule 2.2.1a

                              Performance Credits
                    Initial Software Research and Development

Under the time schedule for delivery and implementation of JV Release 1.0 applicable on the date this Agreement is signed, DBS will make JV Release 1.0 available to the Development Parties in the Test Environment for testing by 16 June 2000, and DBS will commence installation of the Signed Off JV Release 1.0 in the Production Environment by 10 July 2000 for simulation. Acceptance of JV Release 1.0 is scheduled for 4 August 2000, and the System is scheduled to be ready for commencement of production on schedule for 25 August 2000 under the Systems Operations Agreement.

1. If DBS has not successfully completed installation JV Release 1.0 in the Production Environment by 17 July 2000 as a result of circumstances for which DBS is responsible, DBS will pay to Ceres a Performance Credit in the amount of [**], excluding Saturdays and Sundays, between 17 July 2000 and the actual date of installation in the Production Environment. The maximum Performance Credits under this point 1 is [**].

2. If LLC does not declare Acceptance of JV Release 1.0 by 11 August 2000 as a result of circumstances for which DBS is responsible, DBS will pay to Ceres a Performance Credit in the amount of [**], excluding Saturdays and Sundays, between 11 August 2000 and the actual date of Acceptance. The maximum Performance Credits under this point 2 is [**].

                                                                 Schedule 2.2.1b

                     Charges for Termination for Convenience

If the CBOT Group terminates its participation in the work under Schedule 2.2.1 for convenience pursuant to Clause 18.2, the following charges will apply rather than (S) 649 German Civil Code; Ceres will also owe compensation for work already performed and for post termination cooperation (Clause 18.5).

1. If CBOT gives notice of termination for convenience prior to or on 30 June 2000, the charge will be [**].

2. If CBOT gives notice of termination for convenience between 1 July 2000 and Acceptance of JV Release 1.0, the charge will be [**].

                                                                  Schedule 2.2.2


                             Application Maintenance

1.       Preventive and Corrective Maintenance

1.1 DBS will perform Preventive Maintenance and Corrective Maintenance. Preventive Maintenance is the implementation of a change in the Eurex Software to improve existing functionality or performance prior to a problem in production becoming apparent. Corrective Maintenance is the implementation of a change in the Eurex Software to correct a problem after it has become apparent in production.

1.2 Either DBS or LLC can initiate Preventive Maintenance or Corrective Maintenance by submitting a request to the other party in which the problem and, to the extent reasonably feasible, the appropriate corrective measures are described. In the case of Corrective Maintenance, the initiating party will also classify the problem according to the following criteria:

         Class 1: The problem prevents the Eurex Software as a whole from operating or would have such an impact on the operation that the use in production is not commercially viable.

         Class 2: The problem has a materially detrimental impact on the operation of the Eurex Software as a whole, although it can still be used in production in a commercially viable manner, if necessary with reasonable work-around efforts. If a combination of Class 2 and Class 3 problems prevents the Eurex Software as a whole from being used in a commercially viable manner the combination of Class 2 and Class 3 problems constitutes a Class 1 problem.

         Class 3: These are any other problems. If a combination of Class 3 problems prevents the Eurex Software as a whole from operating or would have such an impact on the operation that use in production is not commercially viable, the combination of Class 3 problems constitutes a Class 1 problem. If a combination of Class 3 problems has a materially detrimental impact on the operation of the Eurex Software as a whole, although it can still be used in production in a commercially viable manner, if necessary with workarounds, the combination of Class 3 problems constitutes a Class 2 problem.

1.3 In the case of Preventive Maintenance and Class 3 problems the LLC Program Manager(s) will inform the DBS Program Manager whether the changes in the Eurex Software should be implemented independent of any new release which is already planned or whether the changes should be implemented beforehand in the then currently used version of the Eurex Software. In the case of Corrective Maintenance for Class 1 and Class 2 problems, DBS will implement the appropriate changes in the Eurex Software without undue delay.

1.4      The procedures for notifying each other about Maintenance (e.g., Help
         Desk) are set forth in the Systems Operations Agreement. These procedures will be refined during the course of this Agreement.

2.       Implementation of Changes

2.1 DBS will create a "Service Investigation Request" ("SIR") in its problem tracking system. The SIR contains the description of the problem, the solution and, if appropriate, test cases. DBS will regularly update the SIR to reflect the progress on implementing the changes. DBS will provide copies of the SIR and all updates to LLC.

2.2 DBS will make the appropriate changes in the Eurex Software and notify LLC that the changes are ready for testing in the Test Environment. The parties will then jointly test the changes in the Test Environment, and LLC will accept the changes upon successful conclusion of the tests.

2.3 After acceptance of the changes, DBS will install them in the production environment with the next release (in the case of Class 3 problems) or immediately in the case of Class 1 and Class 2 problems. In the latter case the changes will also be included in the next release if appropriate.

3.       Project Price

         Unless expressly agreed otherwise in writing, DBS will invoice all work on a time and materials basis. However, DBS will provide LLC an estimate of the anticipated costs for completing work under a SIR (and, if appropriate, updates of the estimate) as soon as reasonably possible.

                                                                    SCHEDULE 3.5

                       Project Managers and Substitutes

                               ---------------------------------------------------------------------------------------
                                                          LLC                                        DBS
----------------------------------------------------------------------------------------------------------------------
Program Manager                Jim Amaral                   Jurg Spillmann               Frank Gerstenschlager
----------------------------------------------------------------------------------------------------------------------
Substitute                     Mary McDonnell               Andreas Preuss               Thomas Lenz
----------------------------------------------------------------------------------------------------------------------

                                                                  SCHEDULE 3.6.2


                               Steering Committee

                               ---------------------------------------------------------------------------------------
                                                          LLC                                        DBS
----------------------------------------------------------------------------------------------------------------------
Program Manager                Jim Amaral                   Jurg Spillmann               Frank Gerstenschlager
----------------------------------------------------------------------------------------------------------------------
                               Mary McDonnell               Andreas Preuss               Hanno Klein
----------------------------------------------------------------------------------------------------------------------
                               Terry Livingston             Dr. Michael Widmer           Markus Toporowski
----------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 9.2a

                             DBS Catalogue of Prices

The prices in this Schedule 9.2a Sections 3 through 6 apply only to work which DBS performs in relation to the CBOT Group. The current prices for corresponding work which DBS performs in relation to the Eurex Group are set forth in Schedule 9.2b. The prices in Schedule 9.2b are being renegotiated and will be equivalent to the prices in relation to the CBOT Group. Sections 1, 2 and 7 apply to the Master Software Development Agreement, and Sections 1 through 7 apply to the Systems Operations Agreement.

1.       General Provisions

1.1      All amounts are in Euro and without VAT.


1.2 All amounts which are to be charged on a monthly basis are charged per calendar month and are determined on the basis of whether or not the individual billing criterion is satisfied on the calculation date (Stichtag) which is generally the 15th of each month. For example, if a monthly fee is charged for a Participant and the Participant is connected on the 14th day or earlier of a calendar month, the full monthly fee is charged. If the Participant is connected on the 16/th/ day or later of the month, no fee is charged for the month. DBS can elect to charge for part of a month on a pro rata temporis basis by giving three full calendar months notice prior to the month for which the change takes effect.

1.3 The descriptions of services in the catalogue are solely for the purpose of identifying the items for which remuneration is charged and will not be used for interpreting the scope of work. The technical descriptions of services are set forth in other Schedules, Change Requests, Detailed Descriptions and other documents.

2.       Software Reseach and Development, Consulting

2.1      Description of Work

         These services are software research and development as well as consulting and support services including the selection, development, introduction and maintenance of software, operation and project management, all as described in more detail in the applicable Agreements, Schedules and Change Requests.

2.2      Remuneration

         Unless the parties have agreed to a fixed price, the following hourly rates apply for work performed by individuals in the following DBS classifications, regardless of whether the individuals are DBS employees, Freelancers or subcontractor employees.

                --------------------------------------------
                    Price Levels                   Price
                                                  per hour
                --------------------------------------------
                    Analyst                         [**]
                --------------------------------------------
                    Junior Consultant               [**]
                --------------------------------------------
                    Consultant                      [**]
                --------------------------------------------
                    Senior Consultant               [**]
                --------------------------------------------
                    Manager                         [**]
                --------------------------------------------
                    Senior Manager                  [**]
                --------------------------------------------


         These hourly rates cover all costs incurred in connection with the performance of the order, except for specific disbursements (e.g., travel in accordance with the DBS standard travel policies = DBAG policies). DBS classifies personnel according to its reasonable discretion. In the case of Freelancers and subcontractor employees, the classification is based on a comparison of the individual's position and duties to employees of DBS. DBS has informed the LLC Program Managers about the standard travel policies. If these policies change and the change would result in extra costs to the LLC Group, the extra costs will not be charged. Travel time will be charged at one half the above hourly rates, and then only for (i) the time in which the individual could have been working if the individual was not traveling, or (ii) the loss of the individual's normal time off on weekends or holidays, up to a maximum of 8 hours for any such day.

3.       Network Implementation and Operation

3.1      Description of Work

         Setup and operation of the Network for the System including: implementation, configuration management, change management, monitoring, fault recovery, troubleshooting and reporting.

         The topology of the Network is designed to make an equal and high-quality access to the System possible for all connected Participants and to maintain a high performance. A "Participant" is an enterprise or individual who has applied for admission to trade on an Exchange or who has been admitted to trade on an Exchange.

                                   [DIAGRAM]

         Illustration 1: CBOT/Eurex(R) Alliance Network Architecture

         The Participants will be connected according to a two-phase concept (see illustration 1):

         .    Connection of the Participants to the System:


              A Participant is connected to an Access Point via two 64 KBit per second connections ("Participant Installation"). The two connections will be implemented, wherever technically possible and reasonable, using different telecommunication carriers with physically separate connections or diverse routing from a single carrier..

              A Participant Installation can consist of one or more physically separate offices connected to each other by a LAN or a WAN ("Sites"). A Participant Installation may be used by one or several Participants. In the case of several Participants using a single Participant Installation, the installation is a Multi Member Integrated Server System (MMISS).

          .   Connection of the Access Points to the backend:

              The local connections of the Participant Installations within a geographic area are gathered together at "Access Points" consisting of two communications servers and four routers (maintained in a redundant structure of one server and two routers each at two physically separate locations). An Access Point is a logical unit having a maximum capacity of [**]. Accordingly, up to a number of [**] can be connected to one Access Point. The connection of the Access Points to the backend is made by means of two separate connections. The price for establishing a new Access Point will be agreed in the corresponding Change Request.

3.2      Remuneration

         The following prices are based on the number of Participant Installations connected to the Access Points; a MMISS constitutes a single Participant Installation under this section 3.2. The amounts stated are for each calendar month. With respect to the individual Participant Installations, the following prices apply:

          ------------------------------------------------------------------
            Access Point      Participant     Price per        Price per
            Location          Location        Access Point     Participant
            (general urban                                     Installation
            area)
          ------------------------------------------------------------------
              Chicago           Chicago          [**]             [**]
          ------------------------------------------------------------------
              Chicago           Sydney                            [**]
          ------------------------------------------------------------------
              Chicago           Tokyo                             [**]
          ------------------------------------------------------------------
              London            London           [**]             [**]
          ------------------------------------------------------------------
              Frankfurt         Frankfurt        [**]             [**]
          ------------------------------------------------------------------
              New York          New York         [**]             [**]
          ------------------------------------------------------------------

         A Participant can have more than two connections between a Participant Installation and an Access Point. [**] will be charged for each additional connection.

         The above monthly fees for Participant Installations are based on the carrier charges for leased lines between a Participant Installation and an Access Point located within the borders of the same city. If the Participant Installation is located outside of the city in which the Access Point is located, the monthly charge will be increased to cover higher carrier costs for installing and maintaining the leased lines, if any, and any increased DBS handling costs. DBS will agree with LLC on the increased costs before connecting the Participant Installations.

         After receipt of notice canceling a Participant Installation, the monthly fee will continue to be charged for the next three full calendar months. Upon the cancellation of an Access Point, LLC must pay the expenses for line costs or leases charged to DBS by third parties until the end of the term of the agreement with the respective supplier. Unless LLC grants its prior written consent, the terms of the line agreements will not exceed [**], and lease agreements for premises will not exceed initial fixed terms of [**]. DBS will also charge LLC for the remaining book value (as shown on DBS's books) of the fixed assets in the Access Points if DBS cannot reasonably use the fixed assets elsewhere. If DBS charges the remaining book value, DBS will transfer ownership of the corresponding fixed assets to LLC in "as is" condition immediately on receipt of payment; LLC is responsible for taking delivery of the fixed assets at the Access Points.

4.       Production

4.1      Description of Work

         Operation of the Production Environment for the System:

         The topology of the Production Environment is designed to make an equal and high-performance access to the System possible for all connected Participants and to maintain a high performance. The security of the operated systems is achieved by:

         . software installation on the backend systems, communication servers and other systems to be operated,

         .     continuous monitoring of the architecture and the application,

         . technical supervision and continuous monitoring of the end-of-day processing (including preparation and distribution of the reports necessary for the Exchange),

         .     continuous control of the system setup,

         .     redundant data protection of the operated systems,

         . conclusion and administration of suitable license and maintenance agreements.

         The technical performance of the operated systems is achieved by:

         .     capacity and System Management,

         .     selection and use of suitable hardware and software,

         .     continuous performance analysis,

         .     preparation of reports and statistics.

         The Production Environment consists of a redundant backend cluster which is distributed to two locations together with subordinated data base systems which are also constructed as disaster tolerant.

                               [GRAPHIC OMITTED]

         Illustration 3: CBOT/Eurex(R) Alliance Production Architecture (current plan)

4.2      Remuneration

         The remuneration is [**] for each calendar month, commencing pro rata temporis for the first month in which the backend hardware is installed and ready for installation of Participant data (scheduled to be in the first half of May 2000).

5.       Customer Service

5.1      Description of Work

         Customer Service is the central contact for Participants who want technical support for the System. Customer Service also deals with all technical orders from the LLC Group and coordinates the realization of such orders (e.g., the connection of new Participants).

         In the case of introduction of new systems or Modifications, Customer Service will give support for Technical Member Readiness and Service Implementation.

         Customer Service consists of:

         A.    Connection Services which include:


               . examining application forms from potential Participants for completeness and plausibility,

               . supporting the Participant by phone and electronic media in the configuration, installation and operation of its frontend installation,

               . verification that the Participant Installation complies with the Exchanges' regulations governing the connection of Participants to the System (e.g. "Technische
                    Durchfuhrungsbestimmungen" = "Implementation Regulations Concerning Technical Equipment"),

               . setting up network connections between the Participant and the Access Point (commissioning, coordinating the dates, setup of the required bandwidths, etc.),

               . connecting the Participant to the System and testing (Ping Test, FTP Test, Failover Test),

               . transferring the System application software to the Participants' systems,

               .    technical configuration of the Participant in the backend,

               . coordinating the functional setup of the Participant in the backend with market supervision and production administration.

               . moving a Participant Installation from one Access Point to another or from one location to another location.

               The connection (including a move) of a Participant Installation requires an order from LLC to DBS. The technical connection of a Participant is concluded as soon as the Participant has been completely set up in the production system and the Ping Test, the FTP Test and the Failover Test have been successfully completed. The Participant will be disconnected as soon as LLC notifies DBS in writing that the Participant connection must be cancelled.

         B.    Technical Helpdesk (First Level Support) and Change Management

               Technical Helpdesk includes the following services:

               . solving technical problems in the everyday operation of the Member Integrated System Server (MISSs), the WAN-Routers and the MISS-Router-LAN,

               . support for troubleshooting of technical errors in the frontend installation,

               . solving problems with the connection between the Participant and the Access Point,

               .    answering questions on technical matters,

               .    answering questions regarding the VALUES-API interface.


               All Participants operating a frontend installation which is classified as "supported" and which fulfills the requirements of the Implementation Regulations Concerning Technical Equipment will be supported.

               Change Management includes the following services for the "supported" Participant Installations:

               . provision of additional connections and cancellation of connections between the Participant Installation and the Access Point,

               .    setup of additional MISS and cancellation of MISS,

               .    change of report nodes,

               .    setup of new routers in the Participants' premises,

               .    cancellation of a Participant Installation.

         C.    Training

               Technical Training and Technical Update Training will be offered at the training locations London (UK) and Chicago (U.S.A.). Technical Training is the initial training course for the System. Technical Update Training is a follow-up course. Training includes:

               . preparation of the training software and other materials in the Training Environment (Section 7) and function test according to the "Training Service Level Agreements",

               .    preparation of the training sessions (backend and frontend),

               .    carrying out of the training sessions.

               Up to a maximum number of 5 persons, the training sessions will be carried out by one trainer. In the case of more than 5, but not more than 15 persons, the training sessions will be carried out by two trainers. DBS and LLC will establish a training schedule every May and November for the following half-year. The schedule will contain the scope, the exact dates and times as well as the locations where the training sessions shall take place. The training sessions shall be carried out in German or English, as requested by LLC.

               LLC will coordinate the training schedules with other exchanges serviced by DBS.

         D.    Standard Package

               The Standard Package is a turnkey solution offered to Participants (in Sun and Intel NT based technologies) which includes:

               . installation and configuration service including a brief local functional and technical introduction;

               . remote system management, hardware and software maintenance service through 30 June 2001.

               The Standard Package comprises the following components:

               . sale of hardware and system software for 2 Member Integration System Servers which serve as trader workstations for the stand-alone configuration (as specified in more detail in the "CBOT/Eurex Alliance Standard Package" sent to Participants in February 2000);

               . installation of frontend System application software based on the most recent releases;

               . sale of two CISCO 2610 routers, one of which is equipped with one ISDN port;

               . installation of local area network connection between MISSs and routers;

               .    sale of one standard office laser printer.

               The specific terms and conditions for sale and delivery have been separately agreed.

5.2      Remuneration

         A. Connection Services will be remunerated for each new Participant Installation in an amount of [**] per connection as a one time charge. If Participants are connected to more than one Access Point, the connection to each Access Point constitutes a separate Participant Installation. The move of a Participant Installation to another location is also a new Participant Installation and will be remunerated separately; however, there will be no charge under Section 3.2, last paragraph, first sentence, for the three calendar months following the cancellation of the old connection.

         B. Technical Helpdesk and Change Management is charged at a flat fee of [**] per month commencing as of 1 April 2000. If the total number of Sites connected to the System exceeds [**], an additional monthly fee of [**] for each additional Site will be charged.

         C. Training (Technical Training and Technical Update Training) will be charged as follows:

                  ------------------------------------------------------------
                   Location    Number of      Price per day    Price per day
                               Trainers       for Technical    for Technical
                                                 Training         Update
                                                                 Training
                  ------------------------------------------------------------
                   London      1                   [**]            [**]
                  ------------------------------------------------------------
                               2                   [**]            [**]
                  ------------------------------------------------------------
                   Chicago     1                   [**]            [**]
                  ------------------------------------------------------------
                               2                   [**]            [**]
                  ------------------------------------------------------------

               If a Trainer is required to travel to the Training location, DBS will also charge for travel expenses incurred pursuant to DBS travel policies (see, Clause 2.2).

               LLC can cancel a training session free of charge by giving one month's written notice prior to the scheduled training session. If LLC cancels a training session within one month but no later than one week prior to the scheduled session, DBS can charge a cancellation fee of one half of the training fee per trainer. If LLC cancels a training session with less than one week's notice, DBS can charge the full fees.

         D. Standard Packages are provided at a fixed price of [**] charged at an initial monthly installment of [**] and [**] subsequent monthly installments of [**].

6.       Training Environment

6.1      Description

         DBS will provide and operate the necessary infrastructure for Training ("Training Environment") which includes:

         .     frontend hardware and software infrastructure:

               .    creation of training-specific software images,

               . installation and operation of the required frontend environments and newest software releases,

               .    change of the software images between the training sessions,

               .    remote support during the training sessions,

         .     backend Support:


               . provision of the training backend hardware and required software infrastructure,

               .    system management.

         The training infrastructure is currently operated at the following locations with the number of workstations listed:

             ------------------------------------------------------------------
                 Location          Address                 Number of Training
                                                              Workstations
             ------------------------------------------------------------------
                 London            50 Cannon Street               12
                                   UK - London EC4N 6JJ
             ------------------------------------------------------------------
                 Chicago           190 South LaSalle Street       15
                                   USA - Chicago , IL 60603
             ------------------------------------------------------------------
                 Chicago           141 West Jackson Blvd.         20
                                   USA - Chicago, IL 60604
             ------------------------------------------------------------------

         The training facilities located in 141 West Jackson Blvd., Chicago, IL 60604 are provided by LLC.

6.2      Remuneration

         The remuneration consists of a monthly lump sum per location and a lump sum per location and per training day. The following fees apply.

                      ------------------------------------------------------------------------------------
                        Training Environment                      Charge per              Charge per
                                                                    month                training day
                      ------------------------------------------------------------------------------------
                        London                                       [**]                    [**]
                      ------------------------------------------------------------------------------------
                        Chicago                                      [**]                    [**]
                      ------------------------------------------------------------------------------------
                        Chicago (West Jackson)                       [**]                    [**]
                      ------------------------------------------------------------------------------------

7.       Development Environment

7.1      Description

         DBS provides and operates the infrastructure necessary for the development and update of Eurex Software (the "Development Environment"). For the purpose of planning the required number of software development workstations, DBS and LLC will establish a utilization plan by 30 September of each year for the next calendar year. The plan will identify the number of required workstations per month for the following year. In order to save costs, the frontend systems are also used for the Xetra(R) development.

         A.    Development Frontend Hardware and Software Infrastructure:

               . provision of desktop development and office communication frontend hardware and software (including servers),

               .    setup of the workstations,

               .    removal management,

               .    creation of specific software images,

               .    installation of new server software releases,

               .    installation of new desktop software releases,

               .    system management of the servers,

               .    hardware and software support of the desktop workstations.

         B.   Development Backend Hardware and Software Infrastructure:

              . installation of the required software on the backend systems,

              .    monitoring the architecture and the application,

              .    permanent control of the system setups,

              . conclusion and administration of the required license and maintenance agreements.

         C.   Performance Test Environment:

              The performance test environment represents a scaled-down image of the System production environment. It serves to monitor the impact of software modifications on performance.

         D.   Acceptance Test Environment:

              The acceptance test environment is provided for the acceptance of the System application software releases. This environment also represents a scaled-down image of the production environment. The acceptance test environment is also used for Xetra(R).

7.2      Remuneration

         The remuneration for the Development Environment is contained in the hourly rates for DBS personnel and DBS subcontractors (working on an hourly basis and not on a fixed price basis) and will not be charged separately. With respect to LLC Group personnel (including Freelancers), LLC subcontractors and DBS subcontractors working on a fixed price basis, DBS will charge [**] per hour and person (based on 8 hours per day) for the use of the Development Environment.

                                                            INSERT SCHEDULE 9.2b

This schedule describes the services, prices and service levels for the Eurex Exchanges provided by Deutsche Borse Systems on the signing date of this Agreement.

                                                                   SCHEDULE 12.3

                              List of Key Personnel

                     ----------------------------------------------------------
                                       LLC                            DBS
-------------------------------------------------------------------------------
Program Manager      Jim Amaral          Jurg Spillmann   Frank Gerstenschlager
-------------------------------------------------------------------------------
                     tbd                 Tbd              Thomas Lenz
-------------------------------------------------------------------------------
                     tbd                 Tbd              Thomas Koster
-------------------------------------------------------------------------------
                     tbd                 Tbd              Hanno Klein
-------------------------------------------------------------------------------
                                                          Markus Toporowski
-------------------------------------------------------------------------------
                                                          Matthias Kluber
-------------------------------------------------------------------------------
                                                          Dr. Gerd Kobschall
-------------------------------------------------------------------------------
                                                          Dr. Peter Neuser
-------------------------------------------------------------------------------

                                                                   SCHEDULE 13.2


Gentlemen:

We have been retained by Deutsche Borse Systems AG ("DBS") as a subcontractor under Clause 3.8 of a Master Software Development Agreement ("Agreement") between and among Deutsche Borse AG, the Swiss Stock Exchange, Ceres Trading Limited Partnership, CBOT/Eurex Alliance L.L.C. and DBS, among others, to develop certain software modifications to what is referred to in that Agreement as the Eurex Software (the "Modifications"). With respect to the Modifications and for the sole purpose of delineating the extent of our rights in the Modifications, we hereby confirm as follows:

1. The intellectual property rights in the Modifications and all original work product and copies thereof including tapes, listings and other documentation developed by us in making the Modifications shall be deemed to be owned by you. At your expense, we shall take such steps as you reasonably require to vest and perfect such ownership in you and/or your designees and hereby grant to you the irrevocable, exclusive and transferable right in the Modifications and in all data, databases and works belonging thereto in source code and object code together with all written or machine readable documentation and in any materials and results pertaining thereto to use the same for all purposes connected with the business purpose of you and your Affiliates in any way and form and without temporal or geographic limitation.


2. Without limiting the generality of the foregoing, we acknowledge that we have irrevocably granted to you the right to copy the Modifications, to publish and to distribute the Modifications, or any portions thereof, under any name and to adapt them, to create derivative works of the Modifications, to translate the Modifications and to publish such adaptations, derivative works and/or translations of the Modifications, to transmit or broadcast the Modifications also in any interactive way and to rent the Modifications to third parties. We agree that you are regarded as the maker of any databases and that you own all economic exploitation rights and that you may reproduce, distribute and communicate to the public any such database in part or in total. You are entitled to grant sublicenses in all of the above-mentioned rights.

3. As regards the moral rights in the Modifications, we acknowledge that we are responsible for assuring that you are entitled to (a) the undisturbed use of the Modifications and (b) in particular and without limitation hereto, to exercise for the relevant author the right of dissemination, the right of recognition of authorship, the right to prevent distortions of the work, the right to decide whether the work should bear the author's designation, the right of access to copies of the work and the revocation rights in the Modifications. If in the context of your undisturbed use of these rights a dispute arises between you and an author, then we shall make sure that the author exercises its moral rights as you direct.

4. We acknowledge that we are precluded from developing for ourselves or for others materials which are derived from those produced in creating the Modifications. However, subject to our confidentiality obligations, this restriction will not preclude us from using general concepts, know-how and ideas used or developed in the course of providing services under our agreement with Deutsche Borse Systems AG.

5. You understand that the tools, methodologies, techniques, and related information used by us to create the Modifications are and shall remain our property. Except as we have specified in the attachment hereto, we have not incorporated any third party technology (including our own proprietary technology) into the Modifications or otherwise used any third party technology in the creation or implementation of the Modifications in a manner that would infringe upon any proprietary interests of a third party or require a license from a third party in order to lawfully use, copy, support, modify or distribute the Modifications or any component thereof.

6. This letter is governed by German substantive law, excluding the United Nations Convention on the International Sale of Goods.


                                Very truly yours,

[NAME OF SUBCONTRACTOR]

By: __________________________

    __________________________